UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )
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INTEGER HOLDINGS CORPORATION
(Name of Registrant as Specified In Its Charter)
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(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Proxy Statement for
2021 Annual Meeting
of Stockholders

April 5, 2021
Dear Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Integer Holdings Corporation, which will be held on Wednesday, May 19, 2021 at 8:30 a.m., Central Daylight Time, at 5830 Granite Parkway, Suite 1150, Plano, Texas 75024.
Details of the business to be conducted at the Annual Meeting are given in the enclosed Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the company’s 2020 Annual Report. We encourage you to read this document. It includes information on the company’s operations, markets and products, as well as the company’s audited consolidated financial statements.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. We are using the “Notice and Access” (Notice of Internet Availability) method of providing proxy materials to you via the Internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. We have mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice and Access Letter”) containing instructions on how to access our Proxy Statement and Annual Report and vote electronically on the Internet or by telephone. The Notice and Access Letter also contains instructions on how to receive a paper copy of the proxy materials.
Due to the public health impact of the coronavirus pandemic and to support the health, safety and well-being of our team members and stockholders, we will provide limited seating at the meeting. Attendees will be required to wear a mask, practice social distancing, and follow all CDC protocols.
We look forward to seeing you at the Annual Meeting.
Sincerely,

/s/ Bill R. Sanford
Bill R. Sanford
Chairman of the Board

/s/ Joseph W. Dziedzic
Joseph W. Dziedzic
President and Chief Executive Officer

INTEGER HOLDINGS CORPORATION
5830 GRANITE PARKWAY, SUITE 1150
PLANO, TEXAS 75024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2021 Annual Meeting of Stockholders of Integer Holdings Corporation will be held at 5830 Granite Parkway, Suite 1150, Plano, Texas 75024 on Wednesday, May 19, 2021 at 8:30 a.m., Central Daylight Time, for the following purposes:
1.To elect 12 directors for a one-year term until their successors have been elected and qualified;
2.To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for Integer Holdings Corporation for fiscal year 2021;
3.To approve, on an advisory basis, the compensation of our named executive officers;
4.To approve the adoption of the Integer Holdings Corporation 2021 Omnibus Incentive Plan; and
5.To consider and act upon other matters that may properly come before the Annual Meeting and any adjournments thereof.
Stockholders of record at the close of business on March 29, 2021 are entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Elizabeth K. Giddens
Elizabeth K. Giddens
Senior Vice President,
General Counsel and Corporate Secretary
Plano, Texas
April 5, 2021
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. IF YOU RECEIVED A NOTICE AND ACCESS LETTER, YOU CAN VOTE YOUR SHARES BY PROXY VIA INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS FOUND IN THE NOTICE AND ACCESS LETTER. IF YOU RECEIVED PRINTED COPIES OF THE PROXY MATERIALS BY MAIL, YOU CAN VOTE YOUR SHARES BY PROXY VIA INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS FOUND ON THE PROXY CARD OR BY MARKING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE FURNISHED FOR THAT PURPOSE. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME PRIOR TO ITS USE AT THE 2021 ANNUAL MEETING OF STOCKHOLDERS. ANY STOCKHOLDER PRESENT AT THE MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE MEETING.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2021

INTEGER HOLDINGS CORPORATION’S 2021 PROXY STATEMENT AND 2020 ANNUAL REPORT
ARE AVAILABLE AT www.envisionreports.com/ITGR

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INTEGER HOLDINGS CORPORATION
PROXY STATEMENT
2021 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT SUMMARY
To assist you in reviewing the proxy statement for the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), we call your attention to the following summary information, which highlights certain information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. References in this proxy statement to the “Company,” “we,” or “our” refer to Integer Holdings Corporation. The Notice and Access Letter is first being mailed, and this proxy statement and the accompanying form of proxy are first being made available, to Company’s stockholders beginning on or about April 5, 2021.
Information regarding our Annual Meeting

Date and Time	Wednesday, May 19, 2021 at 8:30 a.m., Central Daylight Time
Place

Integer Holdings Corporation Corporate Headquarters
5830 Granite Parkway, Suite 1150, Plano, Texas 75024

Due to the public health impact of the coronavirus pandemic and to support the health, safety and well-being of our team members and stockholders, we will provide limited seating at the meeting. Attendees will be required to wear a mask, practice social distancing, and follow all CDC protocols.

Record Date	March 29, 2021
Voting
Stockholders as of the Record Date are entitled to vote their shares of common stock, $0.001 par value per share, at the Annual Meeting. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the Annual Meeting.
Matters to be Voted on at our Annual Meeting

Proposal 1 - Election of 12 directors for a term of one year and until their successors have been elected and qualified. For more information, see page 7 of this proxy statement.	The Board recommends a vote “FOR” each director nominee

Proposal 2 - Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2021.
For more information, see page 13 of this proxy statement.

The Board recommends a vote “FOR” Proposal 2
Proposal 3 - Non-binding advisory vote on the compensation of the Company’s named executive officers. For more information, see page 14 of this proxy statement.	The Board recommends a vote “FOR” Proposal 3
Proposal 4 - Approve the adoption of the Integer Holdings Corporation 2021 Omnibus Incentive Plan. For more information, see page 14 of this proxy statement.	The Board recommends a vote “FOR” Proposal 4

Performance Highlights for Fiscal Year 2020
Integer is among the world’s largest medical device outsource manufacturing companies, serving the cardiac, neuromodulation, vascular, portable medical, orthopedics and advanced surgical markets. We provide innovative, high-quality medical technologies that enhance the lives of patients worldwide. In addition to medical technologies, we develop batteries for high-end niche applications in energy, military, and environmental markets. Our common stock trades on the New York Stock Exchange under the symbol “ITGR.”
Our Company is on a Journey to Excellence. We began by establishing our portfolio and operational strategy centered around our customers, cost and culture. As part of the development of our strategy, we established three clear financial goals to measure our success: (i) to grow sales 200 basis points faster than the markets we serve; (ii) to deliver profit growth at twice the rate of sales growth; and (iii) to achieve debt leverage of 2.5 - 3.5 times adjusted EBITDA. These three objectives represent the financial measures of success for our strategy.
As we entered 2020, we had accomplished two of our three financial objectives. Earnings grew during 2019 at twice the rate of sales growth, and we managed our business to within the stated debt leverage ratio. However, with the global spread of the novel coronavirus at the beginning of 2020, our momentum shifted as we managed lower sales volume and the safety of our associates. Despite the pandemic, we remained focused on executing our strategy which starts by first taking care of our associates. In addition, we continued to deliver for our customers, adjusted costs with volume and protected our infrastructure in order to continue executing our operational strategic imperatives. We strengthened Integer in 2020 through the following operational initiatives:
•We invested in our culture in connection with our Leadership Capability and Performance Excellence imperatives. We improved our candidate selection process, developed more clear individual development plans and expanded our training programs. Our performance management process has been enhanced with rating tools, and we hired a senior leader to accelerate our diversity and inclusion efforts.
•Our Manufacturing Excellence imperative made significant progress in 2020. We have added LEAN resources and continuous improvement resources across the organization to provide the training and tools that empower our frontline associates.
Through these operational investments, strong expense management and strengthened customer relationships, we are making clear progress on our operational and financial objectives and delivering tangible improvements for our stockholders. Our strong cash flow has enabled us to continue investing in manufacturing capabilities and capacity needed to accelerate top line growth, including the following initiatives:
•We have initiated the next evolution of the Manufacturing Excellence strategy by making transformative investments in a manufacturing execution system and in mechatronics. Through the elimination of manual processes, collection of real time data and use of robotics and vision systems, we expect to drive continuous improvement in our quality and accelerate our operational efficiency to enable sustained manufacturing excellence.
•We have expanded our research and development footprint in 2020 with a new facility in Ireland in support of our customers demand for more product development work. In addition, we have begun the expansion of our implantable battery facility to support the increasing demand for lithium ion batteries.
The improvements and investments we are making in our quality system, service levels and manufacturing efficiency are being recognized by our customers. We now have 70% of our sales under multi-year agreements which demonstrates that we are being rewarded for our performance.
Highlights from our full-year 2020 financial results confirm our strategy is positioning Integer to win in the markets we serve:
•Sales decreased by 15% to $1.073 billion, commensurate with the COVID-related industry decline.
•Generated $181 million of cash flow from operating activities, an increase of 10% as compared to 2019.
•Reduced net total debt by 15%, or $123 million, demonstrating our continued strong focus on cash management.
•Diluted earnings per share from continuing operations decreased to $2.33 per share, from $2.92 per share in 2019.
We believe the Company’s results and investments are evidence we have a clear strategy and the financial health to resume our progress toward our long-term objectives. Our scale and global presence, supported by world-class manufacturing and quality, provides the necessary foundation to achieve our long-term growth strategy.
We are delivering on our commitments, including deleveraging, while investing for growth. As we continue on our Journey to Excellence, we see the potential for significant growth ahead for our associates, our customers, and our stockholders, all while achieving our vision to enhance the lives of patients worldwide by being our customers’ partner of choice for innovative technologies and services.

For further details on our fiscal year 2020 consolidated financial results, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the Securities and Exchange Commission (“SEC”) on February 18, 2021. For more information on how our fiscal year 2020 business performance affected our named executive officers’ compensation, please see our Compensation Discussion and Analysis beginning on page 21 of this proxy statement.
Executive Compensation Highlights
The Company’s compensation program is designed to provide a competitive compensation package that will attract, retain and motivate our executives to drive the Company’s success through high performance and innovation, to link our executives’ compensation to short- and long-term performance of the Company and to align our executives’ compensation with the interests of our stockholders. To do this, we:
•provide our named executive officers with a fixed level of cash compensation in the form of base salary that is consistent with their skill level, experience, knowledge, length of service with the Company and the level of responsibility and complexity of their position, and is generally targeted near the competitive market median of our peer group for base salary for the position;
•provide an annual short-term incentive program cash incentive award with the objective of providing a competitive level of performance-based annual compensation at the target achievement level, with the opportunity for significantly higher incentive compensation if stretch performance is achieved, and with metrics that focus on key measures of success that the executive team is able to impact over an annual timeframe; and
•provide a long-term incentive plan award that is the largest component of our executive officers’ total compensation and is designed to align management’s performance incentives with the interests of our stockholders by linking executive pay to stockholder value creation as the award consists of a combination of performance stock units (“PSUs”) that use organic sales growth as the performance metric (33.3% of the award), performance stock units that use relative total stockholder return versus our peer group as the performance metric (33.3% of the award), and time-based restricted stock units that vest over a three-year period (33.3% of the award).
During 2020, the Compensation and Organization Committee (the “Compensation Committee”) continued its stockholder supported philosophies to ensure alignment to market-based best practices and policies.
We implemented the following changes to our long-term incentive program beginning with the LTI awards granted in 2020:
•Raised the achievement level required to earn target payout for rTSR PSUs awarded from the 50th to the 55th percentile;
•Capped the maximum vesting and payout of rTSR PSUs at 400% of the closing stock price on the grant date; and
•Introduced a six-month holding period on shares received from the vesting of rTSR PSUs.

Below are some highlights of our compensation program:

WHAT WE DO		WHAT WE DON’T DO
✓	Align our executive pay with performance, resulting in a substantial portion of executive pay being at-risk and tied to objective performance goals	✗	Multi-year guarantees for salary increases, non-performance based bonuses or equity compensation
✓	Long-term incentive award grants that are predominantly performance-based and measured over multi-year periods, and short-term incentive plan awards that are also based on rigorous performance objectives	✗	A high percentage of fixed compensation
✓	Hold an annual “say on pay” advisory vote	✗	Tax gross-ups for change-of-control benefits
✓	Set multiple challenging performance objectives for our executives	✗	Permit short sales, hedging, or pledging of stock ownership positions by directors, executive officers or associates
✓	Stock ownership guidelines for all executives and non-employee directors	✗	Excessive perquisites
✓	Caps on director equity awards and fees	✗	Repricing of stock options without stockholder approval
✓	Independent compensation consultant engaged by the Compensation Committee	✗	Single-trigger equity acceleration on change-in control
✓	Compensation Committee carefully considers annual equity usage and potential dilution in its compensation decisions	✗	Maintain evergreen provisions in long-term incentive plans
✓	Annual review and approval of our compensation strategy
✓	Compensation Committee conducts an annual risk assessment of our compensation program
✓	Require a “double-trigger” for acceleration of severance payments or benefits upon a change of control
✓	Clawback policy that permits recoupment of cash and equity awards under specified circumstances
Last year’s “say-on-pay” vote received the support of approximately 97% of votes cast by our stockholders (excluding abstentions and broker non-votes). Based on the voting results, we believe our overall executive compensation program is aligned with the interests of our stockholders.

Corporate Governance Highlights
We believe that good corporate governance promotes the long-term interests of our stockholders, strengthens Board and management accountability, and leads to better business performance. We are committed to maintaining strong corporate governance practices and will continually evaluate these practices going forward. More information about our corporate governance can be found beginning on page 43 of this proxy statement.
The following table summarizes certain highlights of our governance policies and practices:

✓	Unclassified board with annual election of all directors	✓	Code of conduct applies to all directors, officers, associates and consultants
✓	11 out of 12 director nominees are independent	✓	Annual say-on-pay vote
✓	Audit Committee, Corporate Governance and Nominating Committee and Compensation and Organization Committee composed entirely of independent directors	✓	Stock ownership guidelines for executive officers and directors
✓	Non-executive, independent chairman of the board	✓	Strategic and risk oversight by full board and committees
✓	Independent directors meet regularly without management present	✓	Stockholders have right to act by written consent
✓	No supermajority voting provisions	✓	No stockholder rights plan (i.e., no “poison pill”)
✓	Director attendance at >75% of meetings in 2020	✓	Anti-hedging and pledging policy
✓	Diverse Board in terms of gender, ethnicity and specific skills and qualifications	✓	CEO evaluation process
✓	Director resignation policy if any director receives a greater number of “withhold” votes than “for” votes	✓	Annual board and committee evaluations
✓	Balance of new and experienced directors	✓	Annual review of committee charters
✓	Board oversight of strategy on corporate social responsibility and sustainability, entity risk management and cybersecurity	✓	All committee charters address Company’s commitment to diversity and inclusion
✓	Engage in stockholder outreach
As described in greater detail under “Environmental, Social and Governance Matters” beginning on page 51 of this proxy statement, we understand the importance of environmental, social and governance (“ESG”) matters and their impact on our stakeholders and the communities in which we live and work. Through our ESG programs, we are committed to conducting business in a socially and environmentally responsible manner and aligning our ESG goals, programs and initiatives with our corporate strategy.

Our Director Nominees
You are being asked to vote on the director nominees listed below. The chart below summarizes some of the key characteristics of the members of our Board. Detailed information about each director nominee’s background can be found beginning on page 7 of this proxy statement. The Board determined that each of the director nominees, other than Mr. Dziedzic, is independent under the NYSE’s Corporate Governance Listing Standards. The information below regarding the director nominees to be elected at the Annual Meeting is as of April 5, 2021.
Consistent with the Board’s commitment to good corporate governance and Board refreshment to ensure a balanced mix of tenure in its membership, eight of the eleven independent director nominees listed below have joined the Board since the beginning of 2015.

Name	Age	Director Since	Primary Occupation	Current Committee Membership	Independent
Sheila Antrum	62	2021	Senior Vice President and Chief Operating Officer at UCSF Health	Compensation & Organization Corporate Governance & Nominating	✓
Pamela G. Bailey	72	2002	Retired President and Chief Executive Officer, The Grocery Manufacturers Association	Corporate Governance & Nominating (Chair) Compensation & Organization	✓
Cheryl C. Capps	59	2021	Senior Vice President and Chief Supply Chain Officer of Corning Inc.	Corporate Governance & Nominating Technology	✓
Joseph W. Dziedzic	52	2013	President and Chief Executive Officer, Integer Holdings Corporation
James F. Hinrichs	53	2018	Former Chief Financial Officer of Alere and CareFusion	Compensation & Organization (Chair) Audit	✓
Jean Hobby	60	2015	Retired Partner, PricewaterhouseCoopers, LLP	Audit (Chair) Technology Strategy	✓
Tyrone Jeffers	47	2021	Vice President, Global Manufacturing and Supply Chain of SPX FLOW, Inc.	Audit Technology Strategy	✓
M. Craig Maxwell	62	2015	Retired Vice President and Chief Technology and Innovation Officer for Parker Hannifin Corporation	Technology Strategy (Chair) Audit	✓
Filippo Passerini	63	2015	Retired Group President and Chief Information Officer, Procter & Gamble Company	Corporate Governance & Nominating Technology Strategy	✓
Bill R. Sanford	77	2000	Non-Executive Chairman of the Board; Founder and Chairman, Symark LLC	Corporate Governance & Nominating	✓
Donald J. Spence	67	2016	Retired President and Chief Executive Officer, Ebb Therapeutics	Audit Compensation & Organization	✓
William B. Summers, Jr.	70	2001	Retired Chairman and Chief Executive Officer, McDonald Investments Inc.	Compensation & Organization Corporate Governance & Nominating	✓

COMPANY PROPOSALS
PROPOSAL 1 – Election of Directors
Shares represented by properly executed proxies will be voted, unless authority is withheld, for the election as directors of the Company of the following 12 persons nominated by the Board of Directors (the “Board”), to hold office until the 2022 Annual Meeting of Stockholders and until their successors have been elected and qualified. Mmes. Antrum and Capps and Mr. Jeffers were each appointed as a director as of February 1, 2021, upon the recommendation of the Corporate Governance and Nominating Committee. Each of the other nominees listed below was elected at the 2020 Annual Meeting of Stockholders.
If any nominee for any reason should become unavailable for election or if an additional vacancy should occur before the election (which is not expected), the shares of common stock, $0.001 par value per share (“common stock”), voted for such nominee and represented by the proxies will be voted for such other person, if any, as the Corporate Governance and Nominating Committee shall designate as a nominee. Information regarding the nominees standing for election as directors is set forth below:
Nominees for Director

Sheila Antrum

Ms. Antrum is Senior Vice President and Chief Operating Officer at UCSF Health, the health system and umbrella brand for the clinical enterprise of the University of California San Francisco. She has been with UCSF Health since 2007 and is responsible for ensuring that patient care service operations across the health system align with UCSF Health’s vision and strategic objectives. Ms. Antrum also oversees strategic implementation of finances, quality and safety across the adult inpatient UCSF Health enterprise. As Chief Operating Officer, nursing, clinical services, facilities, supply chain, major construction projects, pharmaceutical, women’s services and perioperative services report to her. Ms. Antrum also serves as President of Adult Services at UCSF Health and has served in that capacity since 2015. From 2007 to 2015 and again from 2019 to 2020, Ms. Antrum served as Chief Nursing and Patient Care Services Officer for UCSF Medical Center and UCSF Benioff Children’s Hospital San Francisco. She was Chief of Ambulatory Operations at University of California San Diego Medical Center from 2003 to 2007, and held various operations, administrative and clinical roles at hospitals in California, Connecticut, Maryland and Pennsylvania.
Her more than 40 years of experience delivering medical operations and oversight of clinical services across multiple facilities supports her service as a member of the Board.

Age: 62
Director Since: 2021
Integer Committee(s):
•Compensation and Organization
•Corporate Governance and Nominating

Pamela G. Bailey

Ms. Bailey served as President and Chief Executive Officer of The Grocery Manufacturers Association (“GMA”), a Washington, D.C. based trade association, from January 2009 until she retired in August 2018. From April 2005 until January 2009, she was President and Chief Executive Officer of the Personal Care Products Council. Ms. Bailey served as President and Chief Executive Officer of the Advanced Medical Technology Association (“AdvaMed”), the world’s largest association representing the medical technology industry, from June 1999 to April 2005. From 1970 to 1999, she served in the White House, the Department of Health and Human Services and other public and private organizations with responsibilities for health care public policy. Ms. Bailey formerly served as a director of American Stores, Inc., Albertsons, Inc., and MedCath Corporation. From 2010 to 2014, Ms. Bailey was appointed by President Obama to serve on the Advisory Committee for Trade Policy and Negotiations, the principal trade advisory committee for the Office of the U.S. Trade Representative.
Ms. Bailey’s 40 years of health care public policy experience in both public and private sectors, including service in the White House, the Department of Health and Human Services, and as President and Chief Executive Officer of AdvaMed, gives her a unique perspective on a variety of health care policy and regulatory issues. With over 25 years of chief executive officer experience at GMA, the Personal Care Products Council, AdvaMed, and other Washington-based health care trade associations, Ms. Bailey brings to the Board demonstrated management ability at senior levels. This experience, together with her experience gained as a director of American Stores, Albertsons and MedCath, supports her continued service as a member of the Board.

Age: 72
Director Since: 2002
Integer Committee(s):
•Compensation and Organization
•Corporate Governance and Nominating (Chair)

Cheryl C. Capps

Ms. Capps serves as Senior Vice President and Chief Supply Chain Officer of Corning Inc., a leading innovator in materials science. Ms. Capps has been with Corning Inc. since 2011 and is responsible for developing capabilities within the global supply management function and across the corporation, to transform supply chain into a competitive advantage. Prior to joining Corning in 2011, Ms. Capps was Senior Vice President, Global Manufacturing and Supply Chain, for ConvaTec, the medical device division of Bristol-Myers Squibb. She had responsibility for global manufacturing, supply chain (sourcing, planning, logistics, distribution, customer service operations), and engineering (packaging, facilities, plant). Ms. Capps joined Bristol-Myers Squibb in 1997 at Zimmer, Inc. as Vice President of Sourcing and Packaging Engineering before moving to the pharmaceutical division where she held numerous leadership roles in sourcing and supply chain.
Ms. Capps’ more than 35 years of diverse leadership experience in manufacturing, supply chain, research and development, quality, strategy, business management and ESG matters, supports her service as a member of the Board.

Age: 59
Director Since: 2021
Integer Committee(s):
•Corporate Governance and Nominating
•Technology Strategy

Joseph W. Dziedzic

Mr. Dziedzic has served as President and Chief Executive Officer of the Company since March 2017. Prior to being appointed as the President and Chief Executive Officer of the Company, Mr. Dziedzic served as Chair of the Audit Committee and a member of the Compensation and Organization Committee. From 2009 to 2016, Mr. Dziedzic was the Executive Vice President and Chief Financial Officer of The Brink’s Company, a global leader in security-related services for banks, retailers and a variety of other commercial and governmental customers. Prior to joining The Brink’s Company in 2009, he had a 20-year career with General Electric, including leadership roles in six different businesses, including General Electric Medical Systems.
Mr. Dziedzic has 30 years of experience in global operations and financial matters. The depth and breadth of Mr. Dziedzic’s global operating and financial experience and his role as the Company’s President and Chief Executive Officer support his continued service as a member of the Board.

Age: 52
Director Since: 2013

James F. Hinrichs

Mr. Hinrichs served as Chief Financial Officer of Cibus Ltd., a gene-editing company focused on applications in agriculture from May 2018 until July 2019. From April 2015 until its sale to Abbott Labs in October 2017, he served as Executive Vice President and Chief Financial Officer of Alere, Inc. From December 2010 through March 2015, Mr. Hinrichs served as Chief Financial Officer of CareFusion Corporation prior to its sale to Becton Dickinson. He previously served as CareFusion’s Senior Vice President, Global Customer Support, and as its Senior Vice President, Controller. Prior to joining CareFusion upon its spin-off from Cardinal Health, Inc., Mr. Hinrichs worked for five years at Cardinal Health in various positions including Executive Vice President and Corporate Controller of Cardinal Health and as Executive Vice President and Chief Financial Officer of its Healthcare Supply Chain Services segment. He joined Cardinal Health following more than a decade of finance and marketing roles at Merck & Co. Mr. Hinrichs is a director of Orthofix Medical Inc. and serves as Chair of its Audit and Finance Committee and a member of its Nominating & Governance Committee. Mr. Hinrichs is also a director of Acutus Medical, Inc. and serves as its lead independent director, as Chair of its Audit Committee and as a member of its Compensation Committee. He also serves as a director of Outset Medical, Inc. and as the chair of its Audit Committee. In addition, Mr. Hinrichs serves as a director of Signifier Medical, a privately-held company.
Mr. Hinrichs has over 25 years of experience in financial and accounting matters at companies in the medical device and pharmaceutical industries. The depth and breadth of his financial experience support his continued service as a member of the Board.

Age: 53
Director Since: 2018
Integer Committee(s):
•Audit
•Compensation and Organization (Chair)

Jean Hobby

Ms. Hobby served as a global strategy partner at PricewaterhouseCoopers, LLP from 2013 until she retired in June 2015 following a 33-year career at that firm. Prior to 2013, Ms. Hobby served as PricewaterhouseCoopers’ Technology, Media and Telecom Sector Leader from 2008 to 2013, and as its Chief Financial Officer from 2005 to 2008. She joined PricewaterhouseCoopers in 1983 and became a partner in 1994. Ms. Hobby is also a director of Texas Instruments Incorporated and serves on its Audit Committee, and a director of Hewlett Packard Enterprise Company and serves on its Audit Committee. She is a former director of CA, Inc.
The depth and breadth of Ms. Hobby’s nearly 35 years of experience in global operations and financial and accounting matters support her continued service as a member of the Board.

Age: 60
Director Since: 2015
Integer Committee(s):
•Audit (Chair)
•Technology Strategy

Tyrone Jeffers

Mr. Jeffers serves as Vice President, Global Manufacturing and Supply Chain of SPX FLOW, Inc., a Charlotte, N.C. based company that innovates with customers to help feed and enhance the world by designing, delivering and servicing high value process solutions at the heart of growing and sustaining diverse communities. He has been with SPX Flow since April 2018 and is responsible for the company’s global manufacturing sites, leading an enterprise-wide team in improving operational effectiveness, increasing productivity, delivering on customer commitments and enhancing safety. From 2016 to 2018, Mr. Jeffers served as the Vice President of Infrastructure and Supply Chain Integration for the Baker Hughes and GE merger, responsible for driving cost efficiency and rationalization to deliver over $1 billion in cost synergies. From 1996 until 2016, Mr. Jeffers was with GE, beginning as a manufacturing training program member and spending more than 22 years running factories and supply chains within GE Industrial and GE Oil & Gas. His career includes two years of living in Shanghai, China. One of his career highlights was serving as a global operating leader for GE’s African American Forum. Mr. Jeffers serves as the Chairman of the Engineering Advisory Board at North Carolina Agricultural & Technical State University’s College of Engineering where he partners the university with industry to drive innovation and growth.
His more than 25 years of manufacturing and supply chain experience, together with his experience helping organizations navigate cultural change, supports his service as a member of the Board.

Age: 47
Director Since: 2021
Integer Committee(s):
•Audit
•Technology Strategy

M. Craig Maxwell

Mr. Maxwell was the Vice President and Chief Technology and Innovation Officer for Parker Hannifin Corporation, a Fortune 250 company located in Cleveland, Ohio that is one of the global leaders in motion and control technologies and systems, providing precision-engineered solutions for a variety of mobile, industrial, medical and aerospace markets. Mr. Maxwell was with Parker Hannifin from 1996 until his retirement in 2020, and his responsibilities included leading the company in new and emerging markets and implementing Parker Hannifin’s new product development process. Additionally, Mr. Maxwell was responsible for Parker Hannifin’s technology incubator designed to facilitate cross group opportunities that leveraged the company’s portfolio of products and technology to develop emerging opportunities.
As Vice President and Chief Technology and Innovation Officer for Parker Hannifin, Mr. Maxwell led that company’s innovation research that commercializes new technologies. Through this service, he gained management experience at senior levels as well as manufacturing experience. These attributes provide the Company valuable insight into developing new technologies to support future growth and support Mr. Maxwell’s continued service on the Board.

Age: 62
Director Since: 2015
Integer Committee(s):
•Audit
•Technology Strategy (Chair)

Filippo Passerini

Mr. Passerini served as Procter & Gamble’s Group President, Global Business Services and Chief Information Officer, positions he held from 2004 and 2005, respectively, until his retirement following a 33-year career in business and digital technology. He joined Procter & Gamble in 1981 and held executive positions in Italy, Turkey, United Kingdom, Greece, Latin America and the United States. In these roles, he led Procter & Gamble’s global operations and oversaw technology and business services operations in over 70 countries. Mr. Passerini also led the integration of Procter & Gamble’s IT and Business Services groups. Mr. Passerini is a director of United Rentals, Inc. and serves as Chair of its Strategy Committee and as a member of its Audit Committee.
Mr. Passerini brings to the Company over three decades of global experience in digital technology, general management and operations roles. He is globally recognized as a digital technology and shared services thought leader, known for creating new, progressive business models and driving innovation. Mr. Passerini’s extensive background and experience supports his continued service as a member of the Board.

Age: 63
Director Since: 2015
Integer Committee(s):
•Corporate Governance and Nominating
•Technology Strategy

Bill R. Sanford

Mr. Sanford is Chairman of Symark LLC, a company he founded in 1979 that focuses on the development and commercialization of medical devices, bioscience inventions, nanotechnology, and advanced technology systems, products and services. He has broad experience as a board member and advisor of numerous public and private for-profit companies, not-for-profit organizations, investment limited partnerships and venture capital firms. Mr. Sanford is Executive Founder and retired Chairman, President and Chief Executive Officer of Steris Corporation, retired director of KeyCorp and KeyBank N.A., trustee of Cleveland Clinic, trustee emeritus of Case Western Reserve University, former director of AdvaMed, and a Fellow of the American Institute for Medical and Biological Engineering.
Mr. Sanford has extensive public company, merger and acquisition, operations integration, marketing and sales, new venture, turnaround and market development experience. He has led public and private company financings, including initial and secondary public stock offerings, structured debt financings, public stock mergers, private equity and venture capital investments. Mr. Sanford’s background and expertise, including his substantial involvement in the medical device industry, support his continued service as a member of the Board.

Age: 77
Director Since: 2000
Integer Committee(s):
•Corporate Governance and Nominating

Donald J. Spence

Donald J. Spence retired in August 2019 as President and Chief Executive Officer of Ebb Therapeutics, a company in the business of developing and marketing medical products for the treatment of insomnia, a position he held since March 2017. He had been Chairman and Chief Executive Officer of Lake Region Medical from 2010 until its acquisition by the Company in October of 2015. From 2005 to 2008, Mr. Spence served as President of the Sleep and Home Respiratory Group for Philips Respironics, and from 2008 to 2010 as Chief Executive Officer of Philips Home Healthcare Solutions. Prior to that, he spent eight years with GKN Sinter Metals, as Senior Vice President for Global Sales and Marketing from 1998 to 2001 and as President from 2001 to 2005. Prior to 1998, Mr. Spence served in a number of roles at BOC Group, plc over a 15-year career, including President, Ohmeda Medical Systems from 1997 to 1998. Mr. Spence is a director of Vapotherm, Inc. and serves as the chair of its Compensation Committee and as a member of its Audit Committee. Mr. Spence also serves as a director of Linguaflex, Inc., which is a privately-held medtech company.
Having served in the role of Chairman and Chief Executive Officer of Lake Region Medical and in senior management roles with other companies, Mr. Spence has significant management experience and business understanding of a medical technology and device company.  Mr. Spence’s background and expertise in the medical device industry support his continued service as a member of the Board.

Age: 67
Director Since: 2016
Integer Committee(s):
•Audit
•Compensation and Organization

William B. Summers, Jr.

Mr. Summers retired in June 2006 as Chairman of McDonald Investments Inc., a position he had held since 1998. He also held the additional positions of President from 1989 through 1998 and Chief Executive Officer from 1994 through 1998 of that investment company. Mr. Summers serves on the board of directors of RPM International, Inc. and is a member of its Compensation Committee. He also serves on the advisory boards of Molded Fiberglass Companies and Citymark Capital, is a Life Trustee and past board chair of The Rock and Roll Hall of Fame and Museum, on the board and past board chair of Baldwin-Wallace University, and a board member of the United States Army War College Foundation. Mr. Summers previously served as chair of the board of the National Association of Securities Dealers, as chair of the board of the NASDAQ Stock Market, and as a director of the New York Stock Exchange (“NYSE”). He is a former director of Developers Diversified Realty, Inc., McDonald Investments Inc., Cleveland Indians Baseball Company, and Penton Media Inc.
Through his positions with McDonald Investments, Mr. Summers gained leadership experience and extensive knowledge of complex financial and operational issues. In addition, through his service with the NASDAQ Stock Market and NYSE and on the boards of other public companies, Mr. Summers has gained valuable experience dealing with the capital markets, accounting principles and financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large public corporations. This experience supports Mr. Summers’ continued service as a member of the Board.

Age: 70
Director Since: 2001
Integer Committee(s):
•Compensation and Organization
•Corporate Governance and Nominating
The table below shows some of the relevant qualification, experience and demographics of our directors identified by the Corporate Governance and Nominating Committee.

Qualifications and Experience
Health Care Industry Knowledge	●	●	●	●	●			●	●	●	●
Executive Leadership	●	●	●	●	●	●	●	●	●	●	●	●
Finance and Accounting		●	●	●	●	●	●	●	●	●	●	●
Strategic Planning	●	●	●	●	●	●	●	●	●	●	●	●
Technology, Innovation and Product Development Leadership	●		●	●		●		●	●	●	●
International/Global Business		●	●	●	●	●	●	●	●	●	●	●
Public Company Governance		●		●	●	●		●	●	●	●	●
Manufacturing and Operations	●		●	●			●	●	●	●	●
Risk Management	●	●	●	●	●	●		●	●	●	●	●
Government/Regulatory Policy	●	●				●		●		●		●
Information Technologies					●			●	●
Human Capital Management	●	●		●	●		●	●	●	●	●	●

Additional Qualifications and Information
Audit Committee Financial Expert					●	●
# of Other Public Company Boards (Current│Past)	0│0	0│3	0│0	0│0	3│0	2│1	0│0	0│0	1│1	0│3	1│0	1│2

Board Diversity and Composition
In the process of identifying nominees to serve as members of the Board, the Corporate Governance and Nominating Committee strives to ensure that an appropriate balance of specialization, skills, diversity and independence is reflected in the composition and structure of the Board. Since the beginning of 2015, we have refreshed the Board with the addition of eight new independent directors. All of our directors are committed to the Company’s long-term success and creating value for stockholders.

Independent Director Tenure (Average 7.8 years)	Director Age	Independence

Gender Diversity*	Racial Diversity*
* Diversity characteristics based on information self-identified by each director to the Company.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

PROPOSAL 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm
Deloitte & Touche LLP (“Deloitte & Touche”) has been appointed by the Audit Committee as the Company’s independent registered public accounting firm for fiscal year 2021. Deloitte & Touche has served as the Company’s auditor since 1985. Although stockholder approval is not required, the Company has determined that it is desirable to request that the stockholders ratify the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for fiscal year 2021. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment and make such a determination as it believes to be in the Company’s best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s best interests. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.
The following table sets forth the aggregate fees billed by Deloitte & Touche for services provided to the Company during fiscal years 2020 and 2019:

	2020	2019
Audit Fees(1)	$1,913,960	$2,008,510
Audit-Related Fees(2)	38,796	33,000
Total Audit and Audit-Related Fees	1,952,756	2,041,510
Tax Fees(3)	15,500	17,000
All Other Fees(4)	—	35,000
Total Fees	$1,968,256	$2,093,510
(1)Audit fees include amounts billed by Deloitte & Touche for services rendered for the audit of the Company’s annual consolidated financial statements and for review of the Company’s quarterly condensed consolidated financial statements.
(2)Audit-related fees billed by Deloitte & Touche for the audit of the Integer Holdings Corporation 401(k) Retirement Plan (the “Company 401(k) Plan”).
(3)Represents fees billed by Deloitte & Touche for tax compliance, planning and consulting services.
(4)All other fees represent accounting advisory services provided in 2019 in connection with the Company’s adoption of new authoritative accounting guidance on leases.
Audit Committee Pre-Approval Policy on Audit and Non-Audit Services. As described in the Audit Committee charter, the Audit Committee must review and pre-approve both audit and non-audit services to be provided by the Company’s independent registered public accounting firm (other than with respect to de minimis exceptions permitted by SEC rules). This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. None of the services described above were performed by Deloitte & Touche under the de minimis exception rule.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021

PROPOSAL 3 – Advisory Vote on Compensation of the Named Executive Officers
As required pursuant to Section 14A of the Exchange Act of 1934, as amended (the “Exchange Act”), the Company seeks your advisory vote on a resolution to approve the compensation of our named executive officers as disclosed in this proxy statement. Our named executive officers are the Chief Executive Officer, the Chief Financial Officer, and the next three highest paid executive officers. Although your vote is advisory and will not be binding on the Board or the Company, the Board reviews the voting results and takes these results into consideration when making future decisions regarding executive compensation. The next advisory vote on the compensation of our named executive officers will be held at the 2022 Annual Meeting of Stockholders.
The Company’s executive compensation programs have played an important role in our ability to drive financial results and attract and retain a highly experienced, successful management team. We believe that our executive compensation programs are structured to support the Company’s business objectives. We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity to ensure that our compensation programs are within the norm of a range of market practices. As discussed below under “Compensation Discussion and Analysis,” the Company’s compensation for its named executive officers includes the following elements:
•Long-term equity compensation with performance-based vesting. The most significant elements of the named executive officers’ equity compensation opportunity for 2020 were performance-based awards under the Long-Term Incentive Program for which vesting depends on the Company’s (i) annual sales growth and (ii) total stockholder return relative to its peer group over a three-year period ending in fiscal year 2022.
•Total cash compensation tied to performance. A significant portion of the cash compensation opportunity for the named executive officers is based on the Company’s performance. As such, the cash compensation for the named executive officers has fluctuated from year to year, reflecting the Company’s financial results.
The text of the resolution in respect of Proposal 3 is as follows:
“Resolved, that the stockholders approve, on a non-binding basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

PROPOSAL 4 – Approval of Integer Holdings Corporation 2021 Omnibus Incentive Plan
On March 25, 2021, upon the recommendation of the Compensation and Organization Committee (the “Compensation Committee”), our Board adopted the Integer Holdings Corporation 2021 Omnibus Incentive Plan (the “Plan”), subject to approval by our stockholders. The Plan is intended to replace the Company’s existing equity compensation plan – the Greatbatch, Inc. 2016 Stock Incentive Plan (the “2016 Plan”) – which was approved by our stockholders at our 2016 annual meeting of stockholders.
In connection with the design and adoption of the Plan, our Board and Compensation Committee carefully considered our anticipated future equity needs, our historical equity compensation practices and the advice of the Compensation Committee’s independent compensation consultant. The aggregate number of shares being requested for authorization under the Plan is (i) 1,450,000 plus (ii) the total number of shares of our common stock reserved and available for issuance (but not otherwise granted) under the 2016 Plan plus (iii) any shares of our common stock that are subject to awards forfeited, cancelled, expired, terminated or otherwise lapsed or settled in cash, in whole or in part, without the delivery of shares under the 2016 Plan. Each of the Greatbatch, Inc. 2011 Stock Incentive Plan, the Greatbatch, Inc. 2009 Stock Incentive Plan and the Greatbatch, Inc. 2005 Stock Incentive Plan has expired, and no awards are available for issuance under these expired plans.
If the Plan is approved by our stockholders, the Plan will replace the 2016 Plan, and we will cease granting any new awards under the 2016 Plan. If the Plan is not approved by our stockholders, the 2016 Plan will remain in effect in its current form, and we will continue to be able to grant equity incentive awards under the 2016 Plan until its expiration on February 28, 2026. Following the expiration of the 2016 Plan, we will be unable to maintain our current equity grant practices and, therefore, we will be at a significant competitive disadvantage in attracting, retaining and motivating talented individuals who contribute to our success.

Considerations for the Approval the Plan
Corporate Governance Best Practices
The Plan incorporates certain corporate governance best practices to further align our equity compensation program with the interests of our stockholders. The following is a list of some of these best practices, which are intended to protect the interests of our stockholders:

✓
Restricted dividends and dividend equivalents on awards. Dividends and dividend equivalents on restricted stock and restricted stock units are subject to the same vesting conditions as the underlying restricted stock or restricted stock unit and are paid only if and when the underlying award vests. Dividend equivalents on awards subject to a performance vesting condition are paid only if and when the underlying award vests. The Plan also prohibits the payment of dividend equivalents on shares subject to outstanding options or SAR awards.

✓	No repricings. Repricing of options and SAR awards is not permitted without stockholder approval, except for adjustments with respect to certain specified extraordinary corporate transactions.

✓
No “reload” options or stock appreciation rights. The Plan does not permit the use of reload options or stock appreciation rights, which provide that the exercise of a stock option or stock appreciation right can automatically trigger the grant of a new stock option or stock appreciation right.

✓
No “liberal” change in control definition. The change in control definition under the Plan is only triggered in those instances where an actual change in control occurs (see the definition set forth in Section 2(l) of the Plan).

✓
No evergreen provision. The Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the plan can be increased automatically without stockholder approval.

✓
Clawback of awards. The Compensation Committee, or such other committee as designated by the Board, has the authority to subject awards granted under the Plan to any clawback or recoupment policies that the Company has in effect from time to time. All incentive awards, including awards under the Plan, will be subject to our Incentive Compensation Recoupment Policy, as described under “Compensation Discussion and Analysis – Other Features of Our Executive Compensation Program – Compensation Recoupment Policy.”

✓
Share ownership guidelines. Our executive officers (including all of our named executive officers) and directors are subject to share ownership guidelines to ensure that they face the same downside risk and upside potential as our stockholders. For additional details regarding our share ownership guidelines, see “Other Features of our Executive Compensation Program – Stock Ownership Guidelines.”

✓
No tax gross-ups. No participant is entitled under the Plan to any tax gross-up payments for any excise tax pursuant to Sections 280G or 4999 of the Code that may be incurred in connection with awards under the Plan.

Modest Share Usage
When determining the number of shares authorized for issuance under the Plan, our Board and Compensation Committee carefully considered the potential dilution to our current stockholders as measured by our “burn rate,” “overhang” and projected future share usage needs for the Company to be able to make competitive grants to participants.
Specifically, our Board and the Compensation Committee considered a number of factors, including:
•Burn Rate: Our modest three-year average burn rate of 0.74% demonstrates our sound approach to the grant of equity incentive compensation and our commitment to aligning our equity compensation program with the interests of our stockholders.
•Historical Equity Award Grant Rate. Over the last three fiscal years, the Company has granted awards covering a total of 718,676 shares. The following table sets forth information regarding awards granted and the annualized grant rate for each of the last three fiscal years:

Fiscal Year	Stock Options Granted	Full-Value Awards Granted	Weighted Average Shares Outstanding	Annualized Grant Rate(1)
2020	—	210,390	32,847,000	0.64%
2019	—	166,879	32,627,000	0.51%
2018	—	341,407	32,136,000	1.06%
(1)The annualized grant rate is calculated as of December 31 of each fiscal year by dividing the number of shares subject to awards granted in such fiscal year by the weighted average shares outstanding.

•Overhang: Our Board is committed to limiting stockholder dilution from our equity compensation program. Prior to shareholder approval of this Plan, our overhang is 3.5%. If the Plan is approved by our stockholders, our overhang would be 7.5%. We calculate “overhang” as the total of (a) shares underlying outstanding awards at target plus shares available for issuance for future awards, divided by (b) the total number of shares outstanding, including shares underlying outstanding awards and shares available for issuance under future awards.
Attract and Retain Talent
We grant equity incentive awards to a broad spectrum of our employees, not only executives and named executive officers. Approving the Plan will enable us to continue to recruit, retain and motivate top talent at many levels within the Company necessary to our success.
Summary of the Plan
The following is a summary of the principal features of the Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the Plan. A copy of the Plan has been filed with the SEC with this Proxy Statement as Appendix A.
Purpose
The purpose of the Plan is to motivate and reward those employees and other individuals who are expected to contribute significantly to our success to perform at the highest level and to further our best interests and those of our stockholders.
Eligibility
Our employees, consultants, advisors, other service providers and non-employee directors are eligible to receive awards under the Plan. All employees, non-employee directors, and consultants of the Company are eligible to receive awards under the Plan. However, approximately 180 employees and non-employee directors typically receive awards under the program annually. The basis of participation in the Plan is the Compensation Committee’s decision, in its sole discretion (except with respect to non-employee directors, for whom such awards are determined by our Corporate Governance and Nominating Committee), that an award to an eligible participant will further the Plan’s stated purpose (as described above). In exercising its discretion, the Compensation Committee will consider the recommendations of management and the purpose of the Plan. In a typical year, the Company expects to award long-term incentive and equity retention awards to executives and senior management as well as a select group of other high performing associates.
Authorized Shares
Subject to adjustment (as described below), the number of common shares that may be subject to awards granted under the Plan will equal 1,450,000 shares of common stock plus the number of common shares remaining available for grant under the 2016 Plan as of May 19, 2021, plus any shares of our common stock subject to outstanding awards that are forfeited, cancelled, expired, terminated or otherwise lapsed or settled in cash, in whole or in part, without the delivery of shares under the 2016 Plan. Any shares of our common stock granted between December 31, 2020 through the date of the approval of the Plan will be granted pursuant to the 2016 Plan; any such shares will reduce the number of shares available for issuance under the 2016 Plan and will not again become available for issuance under the Plan (except in the case of forfeited, cancelled, expired, terminated or otherwise lapsed awards or awards settled in cash).
If an award expires or is canceled or forfeited, or is otherwise settled without the issuance of shares, the shares covered by the award will again be available for issuance under the Plan. With respect to full value awards only (e.g., restricted stock, restricted stock units and other stock-based awards), shares surrendered or withheld in payment of taxes related to an award will become available again for issuance under the Plan, but for all other awards (e.g., options, stock appreciate rights), shares surrendered or withheld in payment of taxes related to an award will not become available again for issuance under the Plan. Shares tendered or withheld in payment of an exercise or purchase price will not again be available for issuance under the Plan. Shares underlying replacement awards (i.e., awards granted as replacements for awards granted by a company that we acquire or with which we combine) will not reduce the number of shares available for issuance under the plan.
Individual Limits
Subject to adjustment, the maximum number of shares that may be issued pursuant to incentive stock options is 1,450,000. A participant who is a non-employee director may not receive compensation for any calendar year in excess of $750,000 in the aggregate, including cash payments and awards granted under the Plan.

Administration
The Plan is administered by our Compensation Committee, unless another committee is designated by our Board. As set forth in the Corporate Governance and Nominating Committee’s charter, our Board has designated our Corporate Governance and Nominating Committee to administer awards granted to our non-employee directors. Under their respective charters, both the Compensation Committee and the Corporate Governance and Nominating Committee are required to be comprised of:
•independent directors, within the meaning of and to the extent required (unless controlled company status applies) by applicable rulings and interpretations of the applicable stock market or exchange on which our shares are quoted or traded; and
•non-employee directors within the meaning of Rule 16b-3 under the Exchange Act.
The applicable committee has authority under the Plan to:
•designate participants;
•determine the types of awards to grant, the number of shares to be covered by awards, the terms and conditions of awards, whether awards may be settled or exercised in cash, shares, other awards, other property or net settlement, the circumstances under which awards may be canceled, forfeited or suspended, and whether awards may be deferred automatically or at the election of the holder or the committee;
•amend the terms of any outstanding awards;
•correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award agreement, in the manner and to the extent it shall deem desirable to carry the Plan into effect;
•interpret and administer the plan and any instrument or agreement relating to, or award made under, the Plan; and
•establish, amend, suspend or waive rules and regulations, appoint agents and make any other determination and take any other action that it deems necessary or desirable to administer the plan, in each case, as it deems appropriate for the proper administration of the plan and compliance with applicable requirements.
The committee may delegate the authority to grant awards under the Plan, to the extent permitted by applicable law, to (i) one or more officers of the Company (except that such delegation will not be applicable to any award for a person then covered by Section 16 of the Exchange Act) and (ii) one or more committees of the Board.
Types of Awards
The Plan provides for grants of stock options, SARs, restricted shares, RSUs, performance awards and other stock-based and cash-based awards.
Stock Options. A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option (other than a replacement award) will be determined by the committee and may not be less than the closing price of a share on the grant date. The committee will determine the date after which each stock option may be exercised and the expiration date of each option, provided that no option will be exercisable more than ten years after the grant date. Options that are intended to qualify as incentive stock options must meet the requirements of Section 422 of the Code.
SARs. SARs represent a contractual right to receive, in cash or shares, an amount equal to the appreciation of one share from the grant date. Any SAR will be granted subject to the same terms and conditions as apply to stock options.
Restricted Stock. Restricted stock is an award of shares that are subject to restrictions on transfer and a substantial risk of forfeiture.
RSUs. RSUs represent a contractual right to receive a share (or cash in an amount equal to the value of a share) at a future date, subject to specified vesting and other restrictions.
Performance Awards. Performance awards, which may be denominated in cash or shares, will be earned on the satisfaction of performance goals specified by the committee. The committee has authority to specify that any other award granted under the Plan will constitute a performance award by conditioning the exercisability or settlement of the award on the satisfaction of performance goals.
Other Stock-Based Awards. The committee is authorized to grant other stock-based awards, which may be denominated in shares or factors that may influence the value of our shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, dividend rights or dividend equivalent rights or awards with value and payment contingent on our performance or that of our business units or any other factors that the committee designates.
Other Cash-Based Awards. The committee is authorized to grant other cash-based awards (including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan), either independently or as an element of or supplement to any other award under the Plan.

Adjustments
In the event the committee determines that, as a result of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities, issuance of warrants or other rights to purchase our shares or other securities, issuance of our shares pursuant to the anti-dilution provisions of our securities, or other similar corporate transaction or event affecting our shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the committee will adjust equitably any or all of: (i) the number and type of shares or other securities that thereafter may be made the subject of awards, including the aggregate limits under the plan; (ii) the number and type of shares or other securities subject to outstanding awards; (iii) the grant, purchase, exercise or hurdle price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; and (iv) the terms and conditions of any outstanding awards, including the performance criteria of any performance awards.
Termination of Service and Change in Control
Generally, upon a participant’s termination of service, any unvested portion of an award will be forfeited without any consideration to be paid to the participant. In the event of a “change in control” (as defined in the Plan and described below), the committee may, in its sole discretion take any one or more of the following actions with respect to outstanding awards:
•continuation or assumption of the award by the successor or surviving corporation (or its parent);
•substitution or replacement of the award by the successor or surviving corporation (or its parent) with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof) with substantially the same terms and value as the award;
•acceleration of the vesting of the award and the lapse of any restrictions thereon, and in the case of options and SAR awards, acceleration of the right to exercise the award during a specified period (and the termination of such option or SAR award without payment of any consideration therefor to the extent the award is not timely exercised), in each case, either (i) immediately prior to or as of the date of the change in control, (ii) upon a participant’s involuntary termination of employment or service (including a termination of the participant’s employment by us without “cause” or by the participant for “good reason” and/or due to the participant’s death or “disability”, as such terms may be defined in the applicable award agreement and/or the participant’s employment agreement or offer letter, as the case may be) on or within a specified period following such change in control or (iii) upon the failure of the successor or surviving corporation (or its parent) to continue or assume the award;
•in the case of a performance award, determination of the level of attainment of any applicable performance conditions; and
•cancellation of the award in consideration of a payment equal to the value of the award (as determined in the discretion of the committee), with the form, amount and timing of such payment determined by the committee in its sole discretion (subject to the terms of the Plan), provided that the committee may, in its sole discretion, terminate without the payment of any consideration, any options or SAR awards for which the exercise or hurdle price is equal to or exceeds the per share value of the consideration to be paid in the change in control transaction.
Under the Plan, a “change in control” generally means, unless otherwise defined in the participant’s service agreement or award agreement, the occurrence of one or more of the following events:
•any person or entity is (or becomes, during any 12-month period) the beneficial owner of 50% or more of the total voting power of our stock;
•the replacement of more than 50% of our directors during any 12-month period;
•the consummation of our merger, amalgamation or consolidation with any other entity, or the issuance of voting securities in connection with our merger or consolidation with any other entity (unless (i) our voting securities outstanding immediately before such transaction continue to represent at least 50% of the voting power and total fair market value of the stock of the successor or surviving corporation (or its parent) or (ii) the merger or consolidation is effected to implement a recapitalization (or similar transaction) and no person or entity is or becomes the beneficial owner of 50% or more of either our then-outstanding shares or the combined voting power and total fair market value of our then-outstanding voting securities); or
•the sale or disposition of all or substantially all of our assets in which any person or entity acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or entity) assets from us that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition(s).

Amendment and Termination
Our Board may amend, alter, suspend, discontinue or terminate the Plan, subject to approval of our stockholders if required by the rules of the stock exchange on which our shares are principally traded. The committee may amend, alter, suspend, discontinue or terminate any outstanding award. However, no such board or committee action that would materially adversely affect the rights of a holder of an outstanding award may be taken without the holder’s consent, except (i) to the extent that such action is taken to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (ii) to impose any “clawback” or recoupment provisions on any awards in accordance with the terms of the Plan. In addition, the committee may amend the Plan in such manner as may be necessary or desirable to enable the plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
Prohibition on Repricing
Subject to the adjustment provision described above, the committee may not directly or indirectly, through cancellation or regrant or any other method (including through the repurchase of options or SAR awards (that are “out of the money”) for cash and/or other property), reduce, or have the effect of reducing, the exercise or hurdle price of any award established at the time of grant without approval of our stockholders.
Cancellation or “Clawback” of Awards
The committee may, to the extent permitted by applicable law and stock exchange rules or by any of our policies (including our incentive compensation recoupment policy), cancel or require reimbursement of any awards granted, shares issued or cash received upon the vesting, exercise or settlement of any awards granted under the Plan or the sale of shares underlying such awards.
Term
The Plan expires on May 19, 2031 unless, prior to that date, the maximum number of shares available for issuance under the Plan has been issued or our Board terminates the Plan.
U.S. Federal Income Tax Consequences
The following is a general summary under current law of certain United States federal income tax consequences to the Company and participants who are citizens or individual residents of the United States relating to awards granted under the Plan. This summary deals with the general tax principles that apply to such awards and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and participants. Accordingly, the Company urges each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the Plan under federal, state, local and other applicable laws.
Non-Qualified Stock Options
A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Code. A participant generally will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she generally will recognize taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes, subject to any limits imposed under Section 162(m) of the Code. When the participant sells the shares acquired on exercise, the participant generally will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them. Special rules apply if all or a portion of the exercise price is paid in the form of shares.
Incentive Stock Options
An incentive stock option is an option that meets the requirements of Section 422 of the Code. A participant generally will not have taxable income when granted an incentive stock option or when exercising the option. If the participant exercises the option and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares generally will be taxable as long-term capital gain. We generally will not be entitled to any corresponding tax deduction.
If a participant disposes of the shares received upon exercise of an incentive stock option within the one-year or two-year periods described above, it will be considered a “disqualifying disposition,” and the option will be treated as a non-qualified stock option for federal income tax purposes. If a participant exercises an incentive stock option more than three months after the participant’s employment or service with us terminates, the option will be treated as a non-qualified stock option for federal income tax purposes. If the participant is disabled and terminates employment or service because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of the participant’s death.

SARs
A participant generally does not recognize income at the time a SAR is granted. At the time cash or stock representing the amount of the appreciation is transferred to the participant pursuant to exercise of the SAR, the participant will generally be required to recognize as income an amount equal to the amount of cash or fair market value of the shares paid or transferred to the participant. Such amount will be taxable as ordinary income and we generally will be entitled to a corresponding tax deduction, subject to any limits imposed under Section 162(m) of the Code.
Restricted Stock
A participant generally will not recognize any income upon the receipt of unvested shares or restricted stock unless the participant elects under Section 83(b) of the Code, within 30 days after receipt of the shares, to recognize ordinary income in an amount equal to the fair market value of the shares at the time of receipt, less any amount paid for the shares, and the Company generally will be allowed a corresponding tax deduction at that time, subject to any limits imposed under Section 162(m) of the Code. A Participant who makes the election will not be allowed a deduction for the value of any shares subsequently forfeited. A Participant who does not make the election generally will recognize ordinary income on the date of the lapse of the restrictions applicable to the shares, which may be at the time of grant, in an amount equal to the fair market value of the shares on such date, less any amount paid for the shares.
Generally, upon a sale or other disposition of restricted stock with respect to which a participant has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions previously lapsed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the basis in such shares. Such gain or loss will be long-term capital gain or loss if the participant holds such shares for more than one year.
RSUs
A participant generally does not recognize income at the time an RSU is granted. At the time of settlement of the award, the participant will generally recognize ordinary income equity to the fair market value of the RSUs at the time of settlement of the award, and the Company generally will be allowed a corresponding tax deduction at that time, subject to any limits imposed under Section 162(m) of the Code. Any gain or loss recognized upon a subsequent sale or exchange of the shares (if settled in shares) is generally treated as a capital gain or loss (short-term or long-term depending on the applicable holding period).
Registration with the SEC
If our stockholders approve the Plan, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the shares available for issuance under the Plan.
New Plan Benefits
A new plan benefits table for the Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the Plan if the Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the Plan will be made at the committee’s discretion, subject to the terms of the Plan. Therefore, the benefits and amounts that will be received or allocated under the Plan are not determinable at this time. However, please refer to the Summary Compensation Table for 2020 in this proxy statement which sets forth certain information regarding awards granted to our named executive officers during 2020.
Vote Required
The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, is required to approve Proposal 4. Abstentions will be counted as a vote cast and will have the same effect as a negative vote. Broker non-votes will not constitute a vote cast and therefore will not affect the outcome of the vote on the approval of this Proposal 4.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE INTEGER HOLDINGS CORPORATION 2021 OMNIBUS INCENTIVE PLAN

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Introduction. This Compensation Discussion and Analysis, or “CD&A” describes the compensation of our Chief Executive Officer (“CEO”) and other named executive officers (“NEOs”) during 2020. Our NEOs for 2020 were:
•Joseph W. Dziedzic, President and Chief Executive Officer
•Jason K. Garland, Executive Vice President and Chief Financial Officer
•Joel Becker, President, Cardiac Rhythm Management & Neuromodulation
•Jennifer M. Bolt, Senior Vice President, Global Operations and ESG
•Payman Khales, President, Cardio & Vascular
With Integer’s continued focus on executing our strategy to accelerate growth in revenue and earnings, our executive leadership team remained unchanged from 2019. Joel Becker joined the Company in April 2019 and became an NEO in 2020.
2020 Performance. Despite the onset of a global pandemic and the related uncertainty that COVID-19 brought upon the global economy, through effective execution of our strategy, and careful planning related to operations, inventory and various financial goals, we delivered strong operational results in 2020. We continued to execute our strategy, which delivered strong operational results with significant improvements in safety, quality and on-time delivery. We generated $181 million of cash flow from operating activities and reduced our net debt by $123 million, while continuing to make strategic investments to drive long-term growth. In 2020, we exceeded our internal COVID-19 adjusted financial goals and continued execution against our operational strategic imperatives designed to achieve excellence in everything we do.
Our financial results in 2020 remained strong despite the unexpected challenges of COVID-19. The med-tech industry experienced a reduction in demand resulting from a significant decline in elective medical procedures due to government restrictions and a shift in healthcare priorities. While our sales from continuing operations decreased 15% to $1.073 billion, commensurate with that of the markets we serve, we remained profitable with net income from continuing operations of $77 million (a 15% decrease compared to $91 million of 2019).
Performance under the 2020 Short-Term Incentive and Long-Term Incentive Programs. Our 2020 Short- and Long-Term Incentive (“STI” and “LTI”, respectively) programs are market-competitive, performance-based incentive programs, designed to focus our NEOs on key measures of success that the executive team can impact over an annual time frame, and to align and balance decision making with the interests of stockholders for long-term and sustained growth. The target level for Integer Adjusted Operating Income (“Integer AOI”) under the 2020 STI program was set 6.8% above the 2019 actual Integer AOI. Actual 2020 Integer AOI was $143.8 million, which is 57% of the target performance goal.
Impact of COVID-19 on Performance and Payouts under the 2020 Short- and Long-Term Incentive Plans. Beginning in March 2020 the Board began meeting regularly to address the impact of the global spread of COVID-19 on the Company’s ongoing business operations and financial results. Our management took proactive actions to respond to the disruption caused by the pandemic:
•We quickly took actions to protect our global workforce, including implementing travel restrictions, work-from-home requirements and preventative measures at our sites.
•We ensured our ongoing liquidity and financial flexibility through financing activities, cash preservation initiatives and cost control measures.
•We proactively managed costs by strategically adjusting our manufacturing production in response to anticipated changes in projected demand.
•We proactively managed our supply chain to ensure that we could continue to serve our customers, and we did not experience any significant disruption to its operations or supply chain.
In May, the Compensation and Organization Committee (the “Compensation Committee”) reviewed the Company’s compensation philosophy, which includes a focus on retaining and motivating talent, and discussed how incentive goals support each of those concepts. The Compensation Committee focused on addressing the unforeseen disruption from the pandemic, giving due consideration to the potential impact on our stakeholders, including our associates and stockholders. At the same time, the Compensation Committee sought to use its ability to exercise discretion under our plans to compensate management fairly while not unduly insulating management from the financial consequences of the pandemic. The Compensation Committee was also committed to ensuring that any action taken to address the impact to our long-term performance incentive compensation would align the interests of management with the long-term interests of our stockholders.

As a result of this review, the Compensation Committee determined that essential elements of the Company’s compensation philosophy could be undermined by the financial impact of the global pandemic if the Compensation Committee looked solely to short-term financial metrics when assessing payments under the 2020 STI program. The Compensation Committee began work on an objective framework for calculating the impact of the pandemic on the Company’s business performance and assessing the resulting impact on STI plan results. The Compensation Committee requested that management develop a framework that estimated a range of the pandemic-related impact on sales, contribution margin and Integer AOI and agreed to apply this objective framework to the actual financial results before making STI plan determinations.
As noted in the STI program’s description below, applying this framework to 2020 actual financial results suggested a STI payout in the range of 115% to 148%, as adjusted for the impact of COVID-19. In February 2021, after careful consideration of the 2020 actual financial results, including the recovery of the stock price to its 2019 year-end value, and management’s efforts to control the impact of the pandemic on both the Company and its stockholders and to position the Company for future success, the Compensation Committee set the Integer AOI (“payout factor”) for 2020 STI at 80%, under the program.
The Compensation Committee also discussed the LTI plan but decided that no adjustments to the outstanding LTI awards would be appropriate.
The performance stock units (“PSUs”) granted under the 2019 and 2020 LTI programs have three-year performance measurement periods, and, as a result, vesting of these awards remains subject to future performance. PSU awards granted under the 2018 LTI program had performance measurement periods that ended in 2020. Performance of the Company relative to its peer group (relative Total Stockholder Return or “rTSR” awards) was strong, ending in the 60th percentile, and resulted in a payout at 120% of target, with the exception of Mr. Dziedzic’s award which paid out at 109.2% based on different provisions in his award. For the 2018 – 2020 Financial PSU awards, we exceeded the performance target during the first two years of the performance period; however, the pandemic significantly impacted management’s ability to achieve the pre-established three-year cumulative targets. As a result, the Financial PSU awards, which constitute a significant portion of our NEO’s compensation, did not vest. These PSU awards are further described below under the heading “Long-Term Incentive Programs.”
Components of the 2020 Executive Compensation Program. The principal components of our executive compensation program for 2020 are summarized below.

Compensation Element	Objective	Vehicles	Key Metrics
Base Salary	To provide market competitive pay to attract and retain executives.	Fixed cash
Short-Term Incentive	To motivate and reward achievement of short-term financial and strategic objectives.	Variable cash	Adjusted Operating Income, Quality, On-Time Delivery and Inventory Turnover
Long-Term Incentive	To motivate and reward achievement of long-term performance consistent with stockholder interests and enhance retention of executives.	PSUs and RSUs	For PSUs - Organic Sales Growth and Relative Total Stockholder Return versus Peers

Corporate Governance Best Practices. Below is a summary of best practices that the Compensation Committee (the “Compensation Committee”) have implemented with respect to the compensation of our NEOs. We believe these practices support our compensation philosophy and are in the best interests of the Company and our stockholders.

WHAT WE DO		WHAT WE DON’T DO
✓	Align NEOs to our pay-for-performance philosophy	✗	Provide automatic, annual increases in executive salaries
✓	Substantial portion of NEO pay is performance-based	✗	Provide tax gross-ups for change-of control benefits
✓	Use independent performance metrics in LTI	✗	Stock-option award repricing
✓	Consider equity usage and stockholder dilution	✗	Single-trigger equity acceleration on change-in-control
✓	Double-trigger severance agreements	✗	Hedging and pledging of Company stock
✓	Maintain a Clawback / Recoupment Policy	✗	Reload exercised stock option grants
✓	Stock ownership guidelines for executives and directors	✗	Maintain evergreen provisions in long-term incentive plans
✓	Engage in stockholder outreach	✗	Excessive perquisites
✓	Annual assessment of compensation risks	✗	Grant stock options with an exercise price less than fair
✓	Hold an annual say-on-pay advisory vote		value at grant
✓	Independent Compensation Committee consultant
✓	Cap value of shares vesting under rTSR PSUs
✓	Annually review our compensation strategy
✓	CEO compensation approved by independent Board
members
Say-on-Pay. At our 2020 Annual Meeting of Stockholders, our stockholders had the opportunity to vote on an advisory basis on the compensation paid to our NEOs. The result of this advisory “say-on-pay” vote was overwhelmingly supportive, with 97.4% of votes cast (excluding abstentions and broker non-votes) voting in favor of our compensation program for our NEOs. Based on the voting results, we believe our overall executive compensation program is aligned with the interests of our stockholders.
Compensation Philosophy
Our compensation philosophy is to provide a competitive compensation package that will attract, retain and motivate our executives to drive the Company’s success through high performance and innovation, to link our executives’ compensation to short- and long-term performance of the Company and to align our executives’ compensation with the interests of our stockholders. The compensation programs for our NEOs are designed to be consistent with our compensation philosophy.
We have designed our executive compensation programs to include:
•Base Salary
•Annual Performance-Based Incentives under our STI Program
•Long-Term Incentives, including Time-Based Restricted Stock Units and Performance-Based Restricted Stock Units
•Limited Executive Perquisites
•Health and Welfare Benefits
•Retirement Savings Plans
•Change in Control Agreements and Severance Benefits
Total target compensation opportunities are set within the competitive ranges provided by our peers (as discussed below under “Competitive Market Review”) and industry surveys for comparable positions. However, due to the performance-based nature of our program, our executives can realize more, or less, than these target amounts commensurate with the Company’s performance against pre-established short- and long-term goals. The Compensation Committee believes that this design allows the Company to attract and retain executives who have developed the appropriate skill set to execute our strategic plans as we work towards attaining both our short- and long-term strategic objectives, while properly incentivizing and aligning our executive officers to our stockholders. The executive compensation program for our NEOs allows the Compensation Committee to respond to the evolving business environment, address individual performance and consider internal and external pay equity.

Compensation Committee Practices and Procedures
The Compensation Committee has direct oversight responsibility for the Company’s compensation practices with appropriate approval and general oversight from the Board. This responsibility includes the determination of compensation levels and awards provided to the NEOs. In 2020, the Board approved an amendment to the Compensation Committee charter to place the responsibility for determining the compensation levels and awards provided to the CEO with the independent members of the Board, after consideration of recommendations from the Compensation Committee. Prior to the charter amendment, the Compensation Committee determined the CEO compensation, after receiving input from the independent members of the Board. The Compensation Committee directly engages an independent compensation consulting firm to review the Company’s executive compensation programs and provide guidance on compensation matters and recommendations made by management. In 2020, Frederick W. Cook & Co. (“FW Cook”) advised the Compensation Committee on the Company’s executive compensation programs and representatives of FW Cook were present for all meetings held by the Compensation Committee, except during select instances when the Compensation Committee met in executive session.
In accordance with SEC and NYSE rules regarding the independence of compensation consultants, the Compensation Committee annually considers (i) the other services the independent compensation consulting firm provides to the Company, (ii) the amount of fees paid to the independent compensation consulting firm by the Company, (iii) the independent compensation consulting firm’s policies and procedures designed to prevent conflicts of interest, (iv) any business or personal relationship the independent compensation consulting firm may have with any member of the Compensation Committee, (v) any stock of the Company owned by the independent compensation consulting firm, and (vi) any business or personal relationships the independent compensation consulting firm has with any of the NEOs. Following the annual review, the Compensation Committee concluded for purposes of 2020 that FW Cook’s work for the Compensation Committee did not raise a conflict of interest. The Compensation Committee has similarly considered and appointed FW Cook as its independent consultant for 2021.
In 2020, the Compensation Committee was responsible for determining and approving the base salary and LTI awards for Mr. Dziedzic, our President and CEO, based upon an evaluation of his performance and input by the independent members of the Board. The performance reviews for Mr. Dziedzic used as part of the compensation determination were based on his individual performance as well as on the Company’s performance during the prior year. Consistent with the charter amendment in 2020, in February 2021, the independent members of the Board reviewed and approved Mr. Dziedzic’s STI award for 2020. For the other NEOs, the Compensation Committee gave consideration to the input and recommendations from Mr. Dziedzic regarding performance, base salary adjustments and annual STI and LTI programs and award amounts for each NEO.
During 2020, grants of equity-based compensation were approved by the Compensation Committee for Mr. Dziedzic and all other NEOs in accordance with programs established by the Compensation Committee with the assistance of its independent compensation consultant.
Competitive Market Review
The Compensation Committee compares Company performance and compensation programs against a peer group of companies.
Prior to setting compensation for 2020, the Compensation Committee reviewed the composition of our peer group and determined that no changes were necessary for 2020. Integer’s revenue at the time of the review, was near the median of the updated peer group. In selecting the peer group, the Compensation Committee applied the following screening criteria and rationale:
•Public company, ensures availability of market data
•Headquartered in the United States, ensures labor market overlap
•Medical equipment and supplies industry focus, considers impact of industry practices on compensation amount and design
•Revenue proximity, revenue is a proxy for business complexity and is correlated to compensation
•Market cap, as a secondary size characteristic and one of the constraints on the aggregate equity award value
The companies included in the peer group for the evaluation of 2020 executive compensation are as follows:

Avanos Medical, Inc.	Hill-Rom Holdings, Inc.	STERIS plc
Benchmark Electronics, Inc.	Integra LifeSciences Holdings Corporation	Teleflex Incorporated
Bruker Corporation	Masimo Corporation	Varex Imaging Corporation
Cantel Medical Corp.	Merit Medical Systems, Inc.	West Pharmaceutical Services, Inc.
CONMED Corporation	NuVasive, Inc.	Wright Medical Group N.V.(1)
Haemonetics Corporation	Plexus Corp.

(1) Wright Medical Group N.V. was acquired during 2020 and will be removed from the peer group for future compensation decisions.

Executive Compensation Pay Mix
The overall mix of base salary, STI awards and LTI awards as a percent of total target direct compensation for our CEO and the average for our other NEOs as a group are illustrated below. The value of the STI is based on target performance. The value of the LTI is based on the grant date fair value. All other compensation has been excluded in determining these percentages.
Our pay-for-performance philosophy is reflected in the pie charts below, which depict the composition of our CEO’s and other NEOs’ target total direct 2020 compensation, and the portions that are subject to company performance:
CEO and Other NEOs’ Target Pay Mix(1)
(1) The amounts shown for All Other NEOs represent their average target pay mix.
For our CEO, 84% of compensation is variable based on our financial and stock price performance. For our other NEOs as a group, 66% of compensation is variable based on our financial and stock price performance. The elements of at-risk compensation are the annual STI and LTI awards, for which ultimate returns vary based on the Company’s performance against pre-established metrics, as noted below. The elements of compensation that align our NEOs to long-term stockholder returns are partially driven by the corresponding LTI award value coupled with our executive ownership guidelines, each described below.
Base Salary
We provide our NEOs with a fixed level of cash compensation in the form of base salary to provide market competitive pay to attract and retain executives. Base salary is consistent with each NEO’s skill level, experience, knowledge, length of service with our Company and the level of responsibility and complexity of their position. The Compensation Committee does not use a specific formula when setting base salary for our NEOs, but our general practice is to target the competitive market median of our peer group for base salary. In addition to the factors listed above, actual individual base salaries may differ from the competitive market median of our peer group as a result of various other factors including relative depth of experience, prior individual performance and expected future contributions, internal pay equity considerations within our Company and the degree of difficulty in replacing the individual. Any such differences are approved by the Compensation Committee.
The base salaries of our NEOs are reviewed by the Compensation Committee on an annual basis, as well as at the time of promotion or significant changes in responsibility. We expect the base salaries of our NEOs to generally increase in line with any increases to the competitive median market rates of our peer group. However, base salary increases are also reviewed on an individual basis and adjusted accordingly for performance.
Our NEOs received base pay increases effective in March 2020 in amounts ranging from 3% to 17%. The pay increases varied significantly to align base salaries with competitive market median based on peer market data and the Compensation Committee’s assessment of individual performance.

The annualized base salary for 2020 and 2019 for each of our NEOs was as follows:

NEO	2020	2019	Increase
Joseph W. Dziedzic	$975,000	$926,000	5.3%
Jason K. Garland	490,000	450,000	8.9
Joel Becker	410,000	400,000	2.5
Jennifer M. Bolt	400,000	350,000	14.3
Payman Khales	410,000	350,000	17.1

Annual Performance-Based Incentives
The objective of our annual STI program is to provide a competitive level of performance-based annual compensation at the target achievement level, with the opportunity for incentive compensation above target if stretch performance is achieved. Achievement at the 100% target level is deemed to be a “realistic” but challenging goal, and any amount greater than the target is considered a “stretch” goal. Threshold and maximum achievement goals are established, which represent 50% and 200% of the target payout, respectively.
The STI program focuses on key measures of success that the executive team are able to impact over an annual timeframe. The metrics provide a balanced view of executive performance on the following dimensions:
•Company-wide financial results (Integer AOI);
•Financial results of the product category for Product Category Presidents (“Product Category Performance”), with Product Category Performance composed of measures of product category operating profit (40% weight), quality (30% weight), on-time delivery (15% weight) and inventory turnover (15% weight); and
•Function performance rating (“Function Performance Rating”) for leaders of key functions, which focuses on the function’s performance in delivering against the leader’s objectives and contributions in advancing the Company’s strategy and delivering on strategic imperatives.
Product Category Presidents are assigned a weighting of 60% of target STI on Product Category Performance and 40% of target STI on Integer AOI, which the Compensation Committee believes reflects their respective abilities to influence both product category and Company results. Functional leaders are assigned a weighting of 40% of target STI on Function Performance Rating and 60% of target STI on Integer AOI, which the Compensation Committee believes reflects their responsibility to support the Company as a whole.
The ongoing global COVID-19 pandemic that began in early 2020 had a significant impact on achievement of the Company’s business and performance goals compared to target achievement levels set in connection with the 2020 STI program; however, the STI program allows for discretion to adjust the calculation of performance goals in the event of extraordinary, unusual or non-recurring items such as the pandemic. Noting that an essential element of the Company’s compensation strategy is the retention and motivation of talent, the Compensation Committee determined that 2020 STI program targets would be calculated using an objective framework that modeled an estimated range of the impact of the pandemic on the Company’s business performance, including the impact on sales, contribution margin and Integer AOI. Using this objective model, the Compensation Committee was then able to assess the success of the executive team during 2020, excluding the pandemic-related impact on financial metrics.
Beginning in March 2020, the Board began discussions related to the impact of COVID-19 on the business and its operations. In May 2020, the Compensation Committee requested that management develop a model estimating the impact of the pandemic on the Company’s business and how that impact related to incentive plans. The model used by the Compensation Committee estimated the pandemic-related impact on Company results by (i) estimating the impact on sales; (ii) estimating the reduction in contribution margin due to lost revenue; and (iii) estimating the further reduction in contribution margin on additional metrics such as price, labor costs, direct costs and other factors. Any estimated accounting benefits associated with lower compensation expense were eliminated from the model. The Compensation Committee reviewed this estimate and range of impact on incentive programs at each Compensation Committee meeting following the initial discussion. Applying this pandemic-adjusted framework to 2020 financial results suggested Integer AOI would have exceeded threshold, and the payout under the plan would have been in the range of 115% to 148%. In February 2021, after careful consideration, the Compensation Committee determined it would be appropriate to use the new pandemic-adjusted framework as an initial reference point for determining the payout. In making their decision, the Compensation Committee considered the 2020 actual financial results, including the recovery of the stock price to its 2019 year-end value. The Compensation Committee also considered management’s actions in navigating the impact of the pandemic, including efforts to protect our global workforce, to ensure our ongoing liquidity and financial flexibility, in planning against demand for product manufacturing and inventory reductions, and in proactively managing our supply chain to ensure that we could continue to serve our customers. In addition, after weighing these factors, the Compensation Committee determined that the Integer AOI would be 80% for 2020. The Compensation Committee believes this approach best balances the appropriateness of rewarding management and the interests of the Company and its stockholders.

In a similar light, the achievement level of certain Product Category Performance operating metrics was adjusted to reflect the impact of COVID-19. Achievement levels of these metrics are each determined separately, and then multiplied by the Integer AOI factor. Due to the pandemic’s impact on revenue, the operating profit component was assigned a payout factor of 80% (after applying the Integer AOI factor). Similarly, the pandemic’s impact on revenue was considered in adjusting the targets for inventory turnover and a minimum payout of 40% (after applying the Integer AOI factor) was awarded for this component. Both quality and on-time delivery achievement levels were unadjusted for any COVID-19 impact, as management continued to be held accountable for delivering against these original plan metrics.

	Company Performance (Integer AOI)		Function Performance Rating		Product Category Performance(1)(2)		Total Payout
NEO	Weighting	% of Target Earned	Weighting	% of Target Earned(3)	Weighting	% of Target Earned(3)	% of Target Earned
Joseph W. Dziedzic	100%	80%					80.0%
Jason K. Garland	60%	80%	40%	80%			80.0%
Joel Becker	40%	80%			60%	48.70%	61.2%
Jennifer M. Bolt	40%	80%			60%(4)	74.93%	77.0%
Payman Khales	40%	80%			60%	85.01%	83.0%
(1)Product Category Performance incorporates measures of product category operating profit (40% weight), quality (30% weight), on-time delivery (15% weight) and inventory turnover (15% weight). Targets for product category performance measures are not disclosed due to potential competitive harm, but the Compensation Committee believes that achievement of the target goals was challenging and required substantial performance.
(2)Definition and goal setting description of each of the metrics comprising the product category performance is provided on page 28 of this proxy statement.
(3)After multiplier of 80.0% for Integer AOI applied.
(4)Ms. Bolt’s performance was based on performance of all product categories.
Integer AOI (as defined below) is the key STI metric:
•Integer must achieve the threshold Integer AOI metric for any STI payments to be made; and
•Integer AOI is used as a payout multiplier for all other metrics.
The Compensation Committee believes that the design of the funding and performance metrics are aligned with the Company’s strategic objective of growing revenue and profitability and is therefore directly aligned with the interests of stockholders.
The goals and results of the Integer AOI component under the 2020 STI program were as follows:

	2020 STI Performance Goals			2020
	Threshold	Target	Maximum	Performance
Integer AOI (in millions)	$227	$252	$285	$143.8(1)
Funding as % of Target	50%	100%	200%	0%(1)

(1) Performance Indicated before Compensation Committee Adjustment of Integer AOI as noted above.
Integer AOI for purposes of the 2020 STI performance metric consists of consolidated operating income prepared in accordance with generally accepted accounting principles (“GAAP”), for the fiscal year ended December 31, 2020, adjusted for the following, to the extent occurring during the period: (i) acquisition and integration related charges and expenses, (ii) amortization of intangible assets, (iii) facility consolidation, optimization, manufacturing transfer and system integration charges, (iv) asset write-down and disposition charges, (v) charges in connection with corporate realignments or a reduction in force, (vi) certain legal expenses, and (vii) unusual or infrequently occurring items. The Compensation Committee approved the categories for adjustments at the beginning of the performance period and reviews and approves the actual performance as approved by our Audit Committee and published in our SEC filings and press releases.

Product category performance metrics and associated goal setting are described below:

Metric	Weighting(1)	Metric Definition	Goal Setting Description
Product Category Operating Profit	40%	Operating profit at the product category level is defined as revenue less operating expenses (i.e. direct material, labor, overhead, etc.).	Target performance is determined as part of the annual budgeting process, with threshold and maximum levels of performance set at 10% below and 13% above the target level, respectively.
Quality	30%
Our quality metric is based on product lot customer acceptance rates and the aging of corrective and preventative actions (CAPAs). CAPA is a core ISO13485 quality system element and also mandated by the regulations of the U.S. Food and Drug Administration, European Union and many other geographies, for the design and manufacture of medical devices.

Product lot customer acceptance rates at target are based on targeted improvement over the baseline of the prior year. Threshold level of performance is generally based on attaining 50% of target improvement and maximum level of performance is defined as approaching 100% customer acceptance. Payout is voided regardless of quality performance if any CAPAs are aged above the maximum acceptable number of days at year-end.

On-Time Delivery	15%	On-time delivery is measured as the percentage of orders shipped on time.
Targeted level of performance is generally based on an established percentage improvement over prior year, threshold performance is based on attaining 25% of targeted improvement, and maximum level of performance is defined as approaching 100% on-time shipment.

Inventory Turnover	15%	Inventory turnover is calculated as the annualized cost of goods sold divided by average inventory.
Targeted level of performance is based on percentage improvement over prior year, threshold performance is based on attaining 50% of targeted improvement, and maximum level of performance is 30% above target.

(1) Percent of product category performance measure.
For Mr. Garland, the finance Function Performance Rating reflects the following performance results in direct support of the execution of our operational strategic imperatives and the unexpected challenges of the pandemic:
•A 20% reduction in monthly and quarterly closing cycle
•Successfully implemented Oracle conversions at two sites
•Significantly improved manufacturing operational metrics and analytical insights
•Successfully amended credit agreements
The payout calculations are therefore as follows:

NEO	Payout Calculation Summary
Joseph W. Dziedzic	100% x Integer AOI Achievement
Jason K. Garland	(60% x Integer AOI Achievement) + (40% x Function Performance Rating x Integer AOI % Achievement)
Joel Becker, Jennifer M. Bolt, Payman Khales	(40% x Integer AOI Achievement) + (60% x Product Category Performance x Integer AOI % Achievement)

The individual target STI program bonuses for our NEOs were determined by the Compensation Committee to provide targeted total compensation at the median of our competitive market. The target and actual payouts for our NEOs for 2020 were as follows:

NEO	Salary Earned ($)(1)	Bonus Target as % of Salary Earned (%)	Target STI ($)	% of Target Earned (%)	STI Earned ($)
Joseph W. Dziedzic	1,000,250	110	1,100,275	80.0	880,220
Jason K. Garland	498,846	65	324,250	80.0	259,400
Joel Becker	423,269	60	253,962	61.2	155,475
Jennifer M. Bolt	402,885	60	241,731	77.0	186,036
Payman Khales	410,769	60	246,462	83.0	204,563
(1)During 2020, Integer had 27 bi-weekly pay periods that resulted in 54 weeks of pay being earned in the period. Historical practice has been to pay STI on eligible earnings paid during the year, which is automatically prorated for mid-year changes in compensation.
Long-Term Incentive Plan
Our LTI plan is the largest component of our executive officers’ total compensation. Our LTI plans and awards are designed and administered by the Compensation Committee in collaboration with management and subject to general oversight by the Board. LTI awards are a key component of our program and are designed to align management’s performance incentives with the interests of our stockholders by linking executive pay to stockholder value creation.
The table below presents a summary of our 2020 LTI program:

	RSUs	rTSR PSUs	Financial PSUs
Percent of Total LTI Value	33.3%	33.3%	33.3%
Vest or Performance Period	3-year ratable vesting	3-year performance period with cliff vesting	3-year performance period with cliff vesting
Performance Metric	N/A	Relative TSR versus peer group	Compounded Organic Sales Growth
Potential Payout as a % of Target	N/A	Threshold 50% Maximum 200%	Threshold 50% Maximum 200%
Organic Sales Growth and Relative Total Stockholder Return were selected as the PSU performance measures because the Compensation Committee believes they most closely align the interests of our executive officers with those of stockholders and drive appropriate risk taking. Further, the Compensation Committee believes that our mixture of award types provides an appropriate balance between Company performance and rewarding increases in absolute stock price and relative performance versus our peers.
Organic Sales Growth used for purposes of the Financial PSU performance metric is the same as Organic Sales Growth set forth in the Company’s SEC filings and press releases, and excludes foreign currency exchange impact and the impact of acquisitions and divestitures. Compounding of the sales growth results in aggregate sales growth targets above the sum of each year’s performance. For example, if the Company performs at target for each of the three years of the performance cycle, the compounded sales growth would be 15.76% (1.05 x 1.05 x 1.05 - 1.0 = 0.1576 or 15.76%), as opposed to 15%.
The rTSR PSUs are earned and subsequently vest based on the Company’s relative Total Stockholder Return (“TSR”) rank versus our peer group over a three-year period as follows:

3-Year TSR Rank Versus Peer Group	Achievement Level	Vesting Amount as a % of Target
75th Percentile	Maximum	200%
55th Percentile	Target	100%
25th Percentile	Threshold	50%

For purposes of calculating TSR, the stock price averaging period used is the twenty-trading day period preceding the cycle start date and the last twenty-trading day period at the end of the cycle. Dividends are deemed to have been reinvested on the ex-dividend date, and peer group companies whose stock permanently ceased to trade during the performance period are disregarded when calculating TSR.
In the case of both the Financial PSUs and rTSR PSUs, achievement level below threshold would result in no vesting. Payouts for achievement levels between threshold and target and between target and maximum are calculated using linear interpolation between the adjacent performance levels.
In 2020, the Compensation Committee made certain adjustments to the rTSR program design, to reflect the latest in market-practice and in consideration of a balance between the interests of both our executive leadership and Company stockholders. Changes to the program design included raising the achievement level required to earn target payout for rTSR PSUs from the 50th to the 55th percentile of the stock performance of our peer group, capping the maximum vesting value of rTSR PSUs at 400% of the closing stock price on the grant date and introducing a six-month holding period on shares earned from rTSR PSUs.
Annual LTI award values are intended to be consistent with those provided by our peer companies for comparable executive positions. Grant values are reviewed on an individual basis and can be adjusted based on individual performance and expected future contributions. The target individual award opportunities under the LTI program for our NEOs for the three-year period beginning in 2020 were as follows:

NEO	Time-Based RSUs Grant Value ($)	Financial PSUs Grant Value ($)	rTSR PSUs Grant Value ($)	Total 2020 LTI Grant Value ($)
Joseph W. Dziedzic	1,333,333	1,333,333	1,333,334	4,000,000
Jason K. Garland	308,666	308,666	308,668	926,000
Joel Becker	164,666	164,666	164,668	494,000
Jennifer M. Bolt	133,333	133,333	133,334	400,000
Payman Khales	164,666	164,666	164,668	494,000
The following table includes the details of the performance-based PSU grants made to our NEOs in 2020.

		Units Granted Assuming Target and Maximum Performance
NEO	Award Type	Target (#)	Maximum (#)
Joseph W. Dziedzic	Financial PSUs	15,612	23,418
	rTSR PSUs	12,412	18,618
Jason K. Garland	Financial PSUs	3,614	5,421
	rTSR PSUs	2,873	4,310
Joel Becker	Financial PSUs	1,928	2,892
	rTSR PSUs	1,532	2,298
Jennifer M. Bolt	Financial PSUs	1,561	2,342
	rTSR PSUs	1,241	1,862
Payman Khales	Financial PSUs	1,928	2,892
	rTSR PSUs	1,532	2,298

Vesting of Previously Issued Equity-Based Compensation
PSU awards that were issued as part of our 2018 compensation program under the performance-based LTI component reached the end of their performance period on December 31, 2020. The following table illustrates the achievement and payout of shares earned under the program, for those NEOs who were participants in the program:

NEO	LTI Program Year	rTSR Percentile Achievement	rTSR Payout Factor	rTSR Shares at Target	rTSR Shares Earned
Joseph W. Dziedzic	2018 - 2020	60th	109.2%	23,555	25,722
Jennifer M. Bolt	2018 - 2020	60th	120.0%	1,514	1,816
Payman Khales	2018 - 2020	60th	120.0%	1,719	2,062

As noted above, the Compensation Committee considered the impact of COVID-19 on the Company’s results under all outstanding compensation programs, and it ultimately determined that changes to the LTI program would not be made for 2018 – 2020 performance-based LTI awards. The rTSR PSUs achieved a payout factor reflecting the 60th percentile of the peer group, and Financial PSUs that would have vested on the achievement of revenue received a zero percent achievement factor due to 2020 sales declines from the COVID-19 pandemic. As illustrated in the table above, the payout factor for Mr. Dziedzic is the straight-line interpolation between target and his maximum payout of 123% of target under the 2018-2020 PSUs. The payout for all other participants in the rTSR program was based on a maximum payout of 150% for that program year.
The payout factors under both rTSR and Financial PSUs were certified by the Compensation Committee at its meeting on January 21, 2021, after which the earned shares became vested.
Additional Equity-Based Compensation
In addition to the annual LTI Program, our executive officers may receive additional equity-based compensation at the date of hire, upon promotion, for special recognition or upon a significant change in responsibility. These awards are used as a recruiting and retention tool. These grants are typically made in the form of time-based RSUs. In 2020, no such awards were approved for our NEOs.
OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
Compensation Recoupment Policy
The Company has adopted an incentive compensation recoupment, or “clawback,” policy intended to be consistent with the requirements of the Dodd-Frank Act. This policy provides that, in the event we are required to restate our financial statements as a result of “material noncompliance” with financial reporting requirements under the securities laws, we will recover from our current and former executive officers any incentive-based compensation (including equity awards) that is (i) based on erroneous data, (ii) received during the three-year period preceding the date on which the Company becomes required to prepare an accounting restatement, and (iii) in excess of what would have been paid if calculated under the restatement.

Stock Ownership Guidelines
In order to align the interests of our executive officers with the interests of our stockholders and to promote our commitment to sound corporate governance, we maintain stock ownership guidelines under which our executive officers are required to hold a meaningful dollar value of common stock of the Company for the duration of their employment. For purposes of measuring compliance with these guidelines, shares of common stock owned directly or indirectly by the executive officer or his or her immediate family members, as well as 75% of unvested time-based restricted stock and restricted stock units issued under our LTI programs are considered shares “owned.” Shares underlying unexercised stock options and unvested performance-based awards do not count toward satisfying the guidelines. The Compensation Committee reviews stock ownership levels of our executive officers on an annual basis with the expectation of seeing meaningful progress toward the achievement of the guideline.
The following table provides the guideline ownership multiple for our current NEOs. As of March 29, 2021, our NEOs currently employed by the Company either met or were progressing towards meeting the ownership guideline.

NEO	Multiple of Base Salary
Joseph W. Dziedzic	5x
Jason K. Garland	2.5x
Joel Becker	2.5x
Jennifer M. Bolt	2.5x
Payman Khales	2.5x
Pledging and Hedging Policy
Our policy is to prohibit directors, executive officers and other associates from engaging in pledging, short sales or other short-position transactions in Company securities. Under the terms of our insider trading policy, we also prohibit directors, executive officers and other associates from engaging in any hedging or monetization transactions with respect to Company securities, such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through establishing a short position in Company securities. We prohibit these types of hedging and monetization transactions as they allow a person to continue to own Company securities, but without the full risks and rewards of ownership.
Perquisites
In addition to the elements of compensation discussed above, we also provide senior level executives (including the NEOs) with limited other perquisites as follows:
•Executive life insurance
•Long-term disability insurance
•Executive financial planning(1)
•Executive physicals
•Executive relocation(2)
(1) Executive financial planning program was discontinued effective January 1, 2021.
(2) No NEO received executive relocation benefits in 2020.
We provide these benefits to remain competitive with the market and believe that these benefits help us to attract and retain high caliber executives. These benefits also reduce the amount of time and attention that our executive officers must spend on personal matters and allow them to dedicate more time to the Company. For NEOs who we ask to relocate to commence work with us, we provide benefits under our relocation program to help offset the additional costs of the relocation, including the shipment of household goods, and travel, temporary housing, and other allowances, other relocation expenses, and certain tax gross-up payments. We believe that these benefits are reasonable in nature, are not excessive and are in the best interest of the Company and its stockholders.
Other Benefits. Our executive officers also participate in other Company benefit plans on the same terms as other associates of the Company. Some of these benefits include medical, dental and vision insurance, and paid time off.

Retirement Benefits
All of our U.S. based associates, including our NEOs, are eligible to participate in a defined contribution Company 401(k) Plan. The Company 401(k) Plan provides for the deferral of associate compensation up to the maximum IRC limit and a Company match. In 2020, this match for the Company 401(k) Plan was $0.50 per dollar, up to 6% of the associate’s eligible compensation, which includes base salary and cash bonuses, for each participant in the Company 401(k) Plan. The Company match was suspended for all associates, including our NEOs from August 1, 2020 through December 31, 2020 as a cash preservation initiative during the pandemic.
In December 2020, pursuant to the recommendation of the Compensation Committee, the Board adopted the Integer Holdings Corporation Retirement Savings Restoration Plan (the “Restoration Plan”), effective as of January 1, 2021, which is intended to restore retirement benefits on substantially the same formula as the Company 401(k) Plan that were disallowed due to statutory limits. The adoption of the Restoration Plan was made after a review of Integer’s executive benefits and perquisites program. Based on this review, the Compensation Committee also decided to discontinue the financial counseling reimbursement program and tax gross-ups on executive life insurance and long-term disability premiums effective December 31, 2020. The Restoration Plan is an unfunded deferred compensation plan that is designed to allow for deferrals that are in addition to those available to eligible officers under the Company’s 401(k) plan. Participation in the Restoration Plan is limited to corporate officers employed in the United States at a level of vice president and above who are selected for participation in the Restoration Plan by the Compensation Committee.
Change in Control Agreements and Severance Benefits
We maintain change in control agreements for a very limited number of key executives, including our NEOs, other than Mr. Dziedzic (whose change in control severance benefits are contained in his employment agreement described below), in an effort to retain our leadership in the event of a change in control and also to provide these executives with appropriate financial security in case of a loss of employment. These agreements only provide benefits to participants if there is both a change in control of the Company and a qualifying termination of employment. We believe that it is in the best interest of our Company and stockholders to have the dedication of our executive officers, without the distraction of personal uncertainties that can result following a change in control. We believe these agreements allow for a smooth transition in the event of a change in control without providing “windfall” benefits. We also believe that these benefits are competitive with those of comparable companies, including our peer group.
Our LTI awards issued prior to January 1, 2020 provide for specified vesting terms upon a change in control and/or qualifying terminations of employment. As described in greater detail below under “Potential Payments Upon Termination of Employment or Change in Control,” in response to feedback the Company received in connection with its 2019 annual meeting of stockholders, the Company amended its 2011 and 2016 Stock Incentive Plans to eliminate single trigger automatic vesting upon a change in control with respect to incentive awards made on or after January 1, 2020. The Company also made corresponding revisions to its RSU and PSU award agreements for awards made on or after January 1, 2020. The revised award agreements are “double trigger,” which means that the agreements provide that if a change of control occurs and an associate is terminated within a specified time frame, the awards will accelerate and vest. Further, the revised award agreements provide for accelerated vesting if a qualifying replacement award is not provided in connection with a change in control.
For more information on severance benefits, as well as those provided under our change in control agreements, see the “Potential Payments Upon Termination of Employment or Change in Control” section of this proxy statement.

Employment Agreements
In general, we do not offer employment agreements to our associates other than offer letters that specify the level of compensation and provide for severance benefits in the event of termination of employment under specified circumstances. None of our NEOs, other than Mr. Dziedzic, our President and CEO, have an employment agreement other than their offer letter.
The Company entered into an employment agreement with Mr. Dziedzic on July 16, 2017. The employment agreement has an initial term that expired on July 16, 2020, subject to automatic one-year renewal periods. Accordingly, Mr. Dziedzic’s employment agreement renewed automatically for an additional one-year period on July 16, 2020. In addition to the perquisites discussed in this section, Mr. Dziedzic’s employment agreement includes the following terms:
•A base salary, subject to annual review.
•Eligibility to participate in the Company’s cash and equity-based incentive award programs available to the Company’s executive officers.
•In the event of death or permanent disability: (i) a lump sum payment equal to his annual base salary and the amount of the Company’s contribution toward his health and medical benefits for a twelve month period; and (ii) the immediate vesting of all non-vested time-based equity awards and the continuation of all performance awards, subject to achievement of the performance metrics.
•In the event of termination without cause or with good reason, other than in connection with a change in control: (i) a lump sum payment equal to 200% of his annual base salary; and (ii) the immediate vesting of all time-based equity awards and the continuation of a prorated number of performance awards, subject to achievement of the performance metrics.
•In the event of termination without cause or with good reason in connection with a change in control:
i.A lump sum payment equal to 200% of the sum of (A) his annual base salary, plus (B) the greater of (x) the current year annual cash incentive award at target level, or (y) the average cash bonus for the three fiscal years preceding the fiscal year in which the change in control occurs;
ii.If, in the calendar year immediately preceding the date of termination, Mr. Dziedzic relocates his primary residence at the request of the Company, then the Company shall reimburse Mr. Dziedzic for any relocation expenses actually incurred in the 12 months immediately following the date of termination, to the extent such expenses do not exceed the initial relocation costs;
iii.A lump sum payment equal to two times the Company’s total contributions to the Company 401(k) Plan or any other similar plans in effect at the time, for the year preceding the termination;
iv.A lump sum payment equal to the product of (A) 110% of the monthly premium for medical and prescription drug coverage for the most recent complete month of medical and prescription drug coverage for Mr. Dziedzic, his spouse and his eligible dependents who were covered under the Company’s medical and prescription drug plans immediately prior to date of termination, times (B) 24;
v.Up to $25,000 for outplacement services;
vi.All outstanding equity awards vest and become exercisable, except as otherwise provided under each applicable award agreement;
vii.A lump sum payment equal to the total value of the prior year’s long-term incentive plan award if the long-term incentive plan award for the year that includes the date of termination has not yet been awarded; and
viii.A lump sum payment equal to the product of (A) the annual cash bonus paid for the most recently completed fiscal year, and (B) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365.
•A post-employment non-compete covenant for 24 months from the date of last payment under the employment agreement.
See “Potential Payments Upon Termination of Employment or Change in Control” in this proxy statement for further information.
Tax and Accounting Implications
IRC §162(m) generally imposes a $1 million cap on the deductibility of compensation paid to certain executive officers of a publicly held corporation during a year. The Tax Cuts and Job Act eliminated the exception to the $1 million deductibility cap under IRC §162(m) for performance-based compensation paid to a covered employee. Historically, while the Compensation Committee sought to structure compensation to take advantage of the exemption under IRC §162(m), it reserved the authority to approve non-deductible compensation in appropriate circumstances in order to attract, retain, and motivate highly qualified executives. The Compensation Committee expects that performance-based compensation will continue to be an important component of our NEOs’ total compensation regardless of its tax deductibility.

Compensation and Organization Committee Report
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis, or CD&A, with management and based upon this review and discussion, recommended to the Board that the CD&A be included in this proxy statement for filing with the SEC.
Respectively submitted,
James F. Hinrichs (Chair)
Sheila Antrum
Pamela G. Bailey
Donald J. Spence
William B. Summers, Jr.
Members of the Compensation and Organization Committee
Compensation Risk Analysis
The preceding CD&A generally describes our compensation policies, plans and practices that are applicable for NEOs and senior executives of the Company. The Company uses a combination of fixed and variable and short- and long-term compensation programs with a significant focus on corporate and business financial performance as generally described in this proxy statement. The Company does not believe that risks arising from its compensation policies, plans or practices are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION
2020 Summary Compensation Table
The following table summarizes the total compensation paid or earned by each of the NEOs for fiscal years 2020, 2019 and 2018:

Name and Principal Position	Year	Salary ($)	Bonus ($)(5)	Stock Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)
Joseph W. Dziedzic	2020	1,000,250	-	3,999,827	880,220	43,487	5,923,784
President and Chief Executive Officer	2019	913,375	-	3,518,822	1,241,824	70,868	5,744,889
	2018	869,125	-	3,314,875	1,109,873	89,752	5,383,625
Jason K. Garland(1)	2020	498,846	-	925,889	259,400	18,512	1,702,647
Executive Vice President and Chief Financial Officer	2019	445,000	-	799,869	357,513	277,552	1,879,934
	2018	99,231	50,000	551,809	64,500	30,744	796,284
Joel Becker(2)	2020	423,269	-	493,870	155,475	11,707	1,084,321
President, Cardiac Rhythm Management & Neuromodulation

Jennifer M. Bolt(3)	2020	402,885	-	399,927	186,036	26,911	1,015,759
Senior Vice President, Global Operations and ESG	2019	337,500	50,050	374,729	274,590	28,586	1,065,455

Payman Khales(4)	2020	410,769	-	493,870	204,563	26,057	1,135,259
President, Cardio & Vascular	2019	340,625	-	449,968	273,658	27,312	1,091,563
(1)Mr. Garland joined the Company as Executive Vice President and Chief Financial Officer in September 2018.
(2)Mr. Becker joined the Company as President, Cardiac Rhythm Management & Neuromodulation in April 2019. Mr. Becker was not a NEO for 2018 or 2019, and therefore, his compensation is not reported for 2018 or 2019.
(3)Ms. Bolt was not a NEO in 2018, and therefore, her compensation is not reported for 2018.
(4)Mr. Khales joined the Company as President, Cardio & Vascular in February 2018. Mr. Khales was not a NEO for 2018, and therefore, his compensation is not reported for 2018.
(5)Amounts shown for 2020 represent prorated salaries paid during 2020 considering the March 21, 2020 effective date of increases for all NEOs, as described in the CD&A under “Base Salary.” During 2020, due to the anomalies of the calendar, Integer had 27 bi-weekly pay periods.
(6)The amounts in this column reflect the aggregate grant date fair value of RSUs and PSUs granted in the applicable year, computed in accordance with applicable accounting standards. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions and for PSUs, the amounts represent the value based on the probable outcome of the performance conditions in accordance with FASB ASC Topic 718. For the PSUs granted in 2020 included in this column, the grant date fair values were based on the target level of achievement, which was considered to be the probable outcome, were $2,666,562 for Mr. Dziedzic, $617,253 for Mr. Garland, $329,219 for Mr. Becker, $266,618 for Ms. Bolt, and $329,219 for Mr. Khales. Assuming the highest level of achievement of all PSUs granted in 2019, the grant date values for PSUs would be $5,333,124 for Mr. Dziedzic, $1,234,507 for Mr. Garland, $658,437 for Mr. Becker, $533,235 for Ms. Bolt, and $658,437 for Mr. Khales. The valuation of RSUs are based on the assumptions and methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 18, 2021.
(7)Amounts reported in this column for 2020 reflect the amount earned under the 2020 STI program, which were paid in March 2021.
(8)Amounts reported in this column for 2020 are itemized in the table below captioned “All Other Compensation.”

All Other Compensation
The following table sets forth details of “All Other Compensation,” as presented in the Summary Compensation Table for 2020.

Name	401(k) Contribution ($)	Term Life Insurance Premiums ($)	Long-Term Disability Insurance Premiums ($)	Perquisites ($)(1)	Tax Reimbursements ($)(2)	Total ($)
Joseph W. Dziedzic	8,550	8,035	7,817	8,800	10,285	43,487
Jason K. Garland	6,679	1,490	1,405	8,005	933	18,512
Joel Becker	4,457	2,196	4,883	—	171	11,707
Jennifer M. Bolt	8,380	2,106	6,782	5,951	3,692	26,911
Payman Khales	8,550	1,935	6,031	6,978	2,563	26,057
(1)These amounts include perquisites consisting of executive physicals, health savings account contribution and financial planning expenses, each valued at less than $10,000 per NEO in aggregate. We determine the incremental cost to us for these benefits based on the actual costs or charges incurred.
(2)Represents tax gross-up on term life insurance premiums and long-term disability insurance premiums for all NEOs.
2020 Grants of Plan-Based Awards
The following table summarizes the grants of plan-based awards to each of the NEOs during fiscal year 2020.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant-Date Fair Value of Stock Awards ($)(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph W. Dziedzic		550,138	1,100,275	2,200,550	-	-	-	-	-
	01/31/20(3)	-	-	-	-	-	-	15,612	1,333,265
	01/31/20(4)	-	-	-	7,806	15,612	31,224	-	1,333,265
	01/31/20(5)	-	-	-	6,206	12,412	24,824	-	1,333,297
Jason K. Garland		162,125	324,250	648,500	-	-	-	-	-
	01/31/20(3)	-	-	-	-	-	-	3,614	308,636
	01/31/20(4)				1,807	3,614	7,228	-	308,636
	01/31/20(5)	-	-	-	1,437	2,873	5,746	-	308,618
Joel Becker		126,981	253,962	507,924	-	-	-	-	-
	01/31/20(3)	-	-	-	-	-	-	1,928	164,651
	01/31/20(4)	-	-	-	964	1,928	3,856	-	164,651
	01/31/20(5)	-	-	-	766	1,532	3,064	-	164,567
Jennifer M. Bolt		120,866	241,731	483,462	-	-	-	-	-
	01/31/20(3)	-	-	-	-	-	-	1,561	133,309
	01/31/20(4)	-	-	-	781	1,561	3,122	-	133,309
	01/31/20(5)	-	-	-	621	1,241	2,482	-	133,308
Payman Khales		123,231	246,462	492,924	-	-	-	-	-
	01/31/20(3)	-	-	-	-	-	-	1,928	164,651
	01/31/20(4)	-	-	-	964	1,928	3,856	-	164,651
	01/31/20(5)	-	-	-	766	1,532	3,064	-	164,567

(1)Amounts represent potential cash awards under our 2020 STI program. Awards range from 50% to 200% of the target amount depending on the actual performance metric achieved. According to the program design, no amount is awarded if performance does not meet threshold goal – see “Annual Performance-Based Incentives” section of the CD&A for discussion of the 2020 STI program, and the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above for the actual amounts awarded for 2020 performance.
(2)The valuation of restricted stock units are based on the assumptions and methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 18, 2021.
(3)Time-based RSUs granted under the 2020 LTI program. For more information regarding these awards, please see the “Long-Term Incentive Plan” section of the CD&A.
(4)Financial PSU awards granted under the 2020 LTI program. The PSUs vest if the Company achieves certain three-year performance targets. For more information regarding these awards, please see the “Long-Term Incentive Plan” section of the CD&A.
(5)rTSR PSU awards granted under the 2020 LTI program. The PSUs vest if the Company achieves certain three-year performance targets. For more information regarding these awards, please see the “Long-Term Incentive Plan” section of the CD&A.
Outstanding Equity Awards at 2020 Fiscal Year-End
The following table sets forth the outstanding equity awards for each of the NEOs as of December 31, 2020.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Joseph W. Dziedzic	14,530	-	25.25	02/28/23	7,345(2)	596,341	22,405(9)	1,819,062
	1,722	-	40.86	01/03/24	8,598(3)	698,072	28,024(10)	2,275,269
	2,877	-	45.39	01/04/25	10,409(4)	845,107
	2,883	-	48.43	01/04/26	25,722(8)	2,088,369
	888	-	29.55	01/03/27
	67,613	-	43.70	07/17/27
Jason K. Garland					2,490(5)	202,163	5,093(9)	413,501
					1,955(3)	158,726	6,487(10)	526,680
					2,410(4)	195,668
Joel Becker					1,014(6)	82,327	3,009(9)	244,301
					1,286(4)	104,410	3,460(10)	280,917
Jennifer M. Bolt	1,896	-	48.43	01/04/26	554(2)	44,979	2,068(9)	167,901
					794(3)	64,465	2,082(10)	227,494
					434(7)	35,236
					1,041(4)	84,519
					1,816(8)	147,441
Payman Khales					629(2)	51,069	2,865(9)	232,609
					1,100(3)	89,309	3,460(10)	280,917
					1,286(4)	104,410
					2,062(8)	167,414

(1)Based on a stock price of $81.19, which was the closing price of our common stock on NYSE on December 31, 2020.
(2)Time-based RSUs vesting on January 1, 2021.
(3)Time-based RSUs vesting in equal installments on January 1, 2021 and December 31, 2021.
(4)Time-based RSUs vesting in equal installments on December 31, 2021 and December 31, 2022.
(5)Time-based RSUs vesting on October 2, 2021.
(6)Time-based RSUs vesting in equal installments on April 22, 2021 and April 22, 2022.
(7)Time-based RSUs vesting in equal installments on April 1, 2021 and April 1, 2022.
(8)Represents earned but unvested rTSR PSUs granted on January 31, 2018 under the 2018 LTI program with a performance period from 2018-2020. rTSR PSU share amounts were determined by the Compensation Committee and vested on January 21, 2021. The value of the rTSR PSU awards vesting on January 21, 2021 are as follows: Mr. Dziedzic, $2,029,466; Ms. Bolt, $143,282; and Mr. Khales, $162,692. Does not include Financial PSUs granted on January 31, 2018 under the 2018 LTI program with a performance period from 2018 - 2020. Share amounts were determined by the Compensation Committee on January 21, 2021 and paid out at zero. For more information regarding these awards, please see the “Vesting of Previously Issued Equity-Based Compensation” section of the CD&A.
(9)Financial and rTSR PSUs issued on February 28, 2019 (May 13, 2019 for Mr. Houghton) under the 2019 LTI program, shown at target achievement. Actual awards earned ranging from 0% to 200% of target will be determined based upon the Company achieving certain three-year performance targets. The number of shares earned will vest on the date in the first quarter of 2022 that achievement of the performance metrics are determined by the Compensation Committee.
(10)Financial and rTSR PSUs issued on January 31, 2020 under the 2020 LTI program, shown at target achievement. Actual awards earned ranging from 0% to 200% of target will be determined based upon the Company achieving certain three-year performance targets. The number of shares earned will vest on the date in the first quarter of 2023 that achievement of the performance metrics are determined by the Compensation Committee. For more information regarding these awards, please see the “Long-Term Incentive Plan” section of the CD&A.
Stock Vested in 2020
The following table shows information regarding the vesting during 2020 of RSUs previously granted to the NEOs. No options were exercised by any NEO during 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Joseph W. Dziedzic	40,123	3,252,348
Jason K. Garland	4,670	320,670
Jennifer M. Bolt	4,530	361,224
Joel Becker	1,148	86,628
Payman Khales	1,820	147,589
(1)Based on the closing price of our common stock on NYSE on the date the stock award vested.

Equity Compensation Plan Information
The following table provides information regarding the Company’s equity compensation plans as of December 31, 2020.

Plan Category (As of December 31, 2020)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	( a )(1)	( b )	( c )
Equity compensation plans approved by security holders	709,187	$36.05	483,897
Equity compensation plans not approved by security holders	-	-	-
Total	709,187	$36.05	483,897
(1)Consists of shares of common stock underlying stock options issued under the 2009 Stock Incentive Plan, the 2011 Stock Incentive Plan, and the 2016 Stock Incentive Plan. Also includes 427,314 shares of common stock underlying RSUs that were granted under the 2009 Stock Incentive Plan, the 2011 Stock Incentive Plan and the 2016 Stock Incentive Plan, which are not included in the exercise price reported in column b. The 2009 Stock Incentive Plan and the 2011 Stock Incentive Plan have expired and no further awards can be granted under these plans; however, securities may be still be issued under these plans to the extent there are any outstanding options, warrants or rights that were issued under these plans before expiration.

Potential Payments Upon Termination of Employment or Change in Control
In 2020, we did not offer our NEOs pension or nonqualified deferred compensation benefits.
Upon the death or permanent disability of an associate, all outstanding stock option awards and time-based RSUs immediately vest and all outstanding PSUs immediately vest at the target level applicable to such performance-based awards. All vested stock options expire at various times following the event, no later than one year, based upon the terms of the plan from which they were awarded.
In the event that an associate’s employment is terminated by the Company without cause, a pro-rata portion of such associate’s PSUs that were awarded more than one year before the date of termination will remain outstanding and any PSUs awarded less than one year prior to the date of termination will automatically be forfeited. In the event that Mr. Dziedzic’s employment is terminated by the Company without cause, a pro-rata portion of all PSUs will remain outstanding. The PSUs that remain outstanding will continue to be eligible for vesting based on the Company’s attainment of the performance goals applicable to such awards. All unvested time-based awards are forfeited.
The following table presents the benefits that would have been received by Mr. Dziedzic under his employment agreement in the event of a hypothetical termination, other than in connection with a change in control, as of December 31, 2020.

	Salary & Bonus ($)	Severance ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)(2)	Total ($)
Death and Permanent Disability	975,000	-	9,935,139	16,000	10,926,139
Termination Without Cause	-	1,950,000	6,199,024	-	8,149,024
Termination With Good Reason	-	1,950,000	6,199,024	-	8,149,024
(1)    Based upon our closing stock price of $81.19 on December 31, 2020. Termination due to death or permanent disability includes the value of all unvested time-based awards and the value of performance-based awards at target achievement. Termination without cause and termination with good reason calculations include the value of all unvested time-based awards, the value of the earned but unvested 2018 PSUs based on actual achievement, and the value of a pro-rated portion of the 2019 and 2020 Financial and rTSR PSUs at target achievement level.
(2)    Payment equal to the assumed amount of the Company’s contributions toward health insurance benefits for 12 months.

The following table presents the benefits that would have been received by Mr. Garland under his employment offer letter in the event of a hypothetical termination, other than in connection with a change in control, as of December 31, 2020.

	Salary & Bonus ($)	Severance ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)(2)	Total ($)
Death and Permanent Disability	-	-	1,496,738	-	1,496,738
Termination Without Cause	-	490,000	275,667	15,400	781,067
(1)Based upon our closing stock price of $81.19 on December 31, 2020.
(2)Payment equal to the assumed amount of the Company’s contributions toward medical insurance benefits for 12 months.
The following table presents the benefits that would have been received by Mr. Becker under his employment offer letter in the event of a hypothetical termination, other than in connection with a change in control, as of December 31, 2020.

	Salary & Bonus ($)	Severance ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)(2)	Total ($)
Death and Permanent Disability	-	-	711,955	-	711,955
Termination Without Cause	-	410,000	162,867	14,200	587,067
(1)Based upon our closing stock price of $81.19 on December 31, 2020.
(2)Payment equal to the assumed amount of the Company’s contributions toward medical insurance benefits for 12 months.
The following table presents the benefits that would have been received by Ms. Bolt in the event of a hypothetical termination, other than in connection with a change in control, as of December 31, 2020.

	Salary & Bonus ($)	Severance ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)(2)	Total ($)
Death and Permanent Disability	-	-	882,373	-	882,373
Termination Without Cause	-	400,000	259,440	15,400	674,840
(1)Based upon our closing stock price of $81.19 on December 31, 2020.
(2)Payment equal to the assumed amount of the Company’s contributions toward medical insurance benefits for 12 months.
The following table presents the benefits that would have been received by Mr. Khales under his employment offer letter in the event of a hypothetical termination, other than in connection with a change in control, as of December 31, 2020.

	Salary & Bonus ($)	Severance ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)(2)	Total ($)
Death and Permanent Disability	-	-	1,051,005	-	1,051,005
Termination Without Cause	-	410,000	322,552	15,400	747,952
(1)Based upon our closing stock price of $81.19 on December 31, 2020.
(2)Payment equal to the assumed amount of the Company’s contributions toward medical insurance benefits for 12 months.

As discussed under “Other Features of Our Executive Compensation Program,” we have entered into change in control agreements with our NEOs, other than Mr. Dziedzic. The change in control agreements provide for continued employment with the same base salary, annual cash incentive and benefits for two years following a change in control. Our change in control agreements only provide severance benefits if there is both a change in control of the Company and qualifying termination of employment. If the executive is terminated after the change in control, other than for death, disability or cause, or the executive terminates employment for good reason, then the executive will be entitled to certain severance payments and benefits. The most significant components of these severance benefits are as follows:
•two times annual base salary;
•two times the greater of (i) average cash bonus for the three-year period prior to the year of the change in control or (ii) current year annual cash incentive award at the target level;
•two times the Company’s total contributions to the Company 401(k) Plan or any other similar plans in effect at the time, for the year preceding the termination;
•$25,000 for outplacement services;
•a lump sum cash payment equal to the product of (i) 110% of the monthly premium for medical and prescription drug coverage for the most recent complete month of medical and prescription drug coverage for the executive, his or her spouse and his or her eligible dependents who were covered under the Company’s medical and prescription drug plans immediately prior to date of termination, times (ii) 24;
•immediate vesting of all time-based equity awards and performance-based equity awards, except as otherwise provided in the applicable award agreement; and
•reimbursement of relocation expenses following the change in control if the Company had relocated the associate at the Company’s request within twelve months prior to the change in control and the associate returns to the original place of his or her residence.
Our change in control agreements provide executives with a best after-tax provision (i.e., the executive’s payment will be scaled back to the golden parachute safe harbor if the executive is better off on an after-tax basis) and to include a 24 month post-employment non-compete covenant.
For a discussion of what Mr. Dziedzic would be eligible to receive upon the occurrence of a change in control under the terms of his employment agreement, please see the discussion under the “Employment Agreement” section of the CD&A.
In the event of a change in control as of December 31, 2020, as defined in the applicable award plan or agreement, unless determined otherwise by the Compensation Committee, all unvested stock option awards, time-based RSUs and Financial PSUs granted will immediately vest, but only the portion of unvested rTSR PSUs that otherwise would have vested based on performance through the date of the change-in-control will immediately vest. While our equity award plans provide for single trigger vesting with respect to awards made prior to January 1, 2020, our change in control agreements with our NEOs and Mr. Dziedzic’s employment agreement require both a change in control and a qualifying termination of employment to receive the severance cash payments and other benefits provided under those agreements.
As described in previous year proxy filings, the Company has eliminated single trigger vesting upon a change in control with respect to incentive awards made on or after January 1, 2020. The Company also made corresponding revisions to its RSU and PSU award agreements for awards to be made on or after January 1, 2020. The revised award agreements provide that, if an associate is provided a qualifying replacement award in connection with a change in control, then he or she will not automatically vest in any outstanding RSUs or PSUs upon the occurrence of the change in control. In the case of any unvested RSUs that vest based solely on the associate remaining employed by the Company through one or more dates, the associate will generally vest in the qualifying replacement award at the same time he or she otherwise would have vested in the RSU. In the case of any unvested PSU that vests based on the achievement of performance goals, the number of PSUs that would be earned based on achievement of the performance goals as of the date of the change in control will be converted to RSUs that generally vest based solely on the associate’s continued employment through the end of original performance period. If, during the 24-month period following the change in control, an associate is terminated without cause or resigns for good reason, the associate will vest in any qualifying replacement award. A qualifying replacement award means an RSU award covering equity securities of the Company, the surviving company to the change in control, or the ultimate parent of the surviving company to the change in control that are readily tradeable on a major national securities exchange, and the terms of which are at least as favorable to the associate as the award being replaced.

Based upon the hypothetical termination date of December 31, 2020, following a change in control, the benefits for our NEOs would be as follows:

Name	Salary & Bonus ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)	OutplacementServices ($)	1x Prior Year Annual Incentive ($)	Total ($)
Joseph W. Dziedzic	4,095,000	9,935,139	50,000	25,000	1,241,824	15,346,963
Jason K. Garland	1,617,000	1,496,738	50,000	25,000	-	3,188,738
Joel Becker	1,312,000	711,955	36,500	25,000	-	2,085,455
Jennifer M. Bolt	1,280,000	882,373	50,000	25,000	-	2,237,373
Payman Khales	1,312,000	1,051,005	50,000	25,000	-	2,438,005
(1)Based upon our closing stock price of $81.19 on December 31, 2020.
CEO Pay Ratio
In accordance with the final rule issued under Section 953(b) of the Dodd-Frank Act, companies, including Integer, are now required to disclose the ratio of the annual total compensation of their CEO to that of their median employee. The new SEC rules require disclosure of (i) the median of the annual total compensation of all employees of the Company, except the CEO; (ii) the annual total compensation of the CEO; and (iii) the ratio of annual total compensation for the CEO to the annual total compensation for the median employee of the Company. Because the SEC rules do not mandate a required approach for determining the median employee, the Company employed the following methodology:
•Used 2020 taxable compensation as of December 31, 2020, or as of the last payroll cycle of the fiscal year within each respective country that we operate. In some of the countries in which we operate this date varied slightly based on local payroll schedules, but not materially.
•Used the consistently applied compensation measure to determine the median employee taxable compensation, W2, box 1 amounts in the United States, and closest available equivalent measure of taxable compensation outside the United States.
•We included employees in all countries where we are present, which totaled 3,462 U.S. employees and 4,063 non-U.S. employees.
•To express the earnings of employees outside the United States in U.S. dollars, we used foreign exchange rates as of December 31, 2020, as published by the United States Treasury.
•We did not annualize the pay of employees who were not employed by us for the entire fiscal year.
As calculated using the methodology required for preparation of the Summary Compensation Table, the annual total compensation of Mr. Dziedzic was $5,923,784 and the annual total compensation of the median employee was $36,178, resulting in a ratio of 164 to 1.
The Company’s pay ratio described above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S–K based upon the Company’s payroll and employment records and the methodologies described above. The SEC rules permit companies to employ various methodologies, exclusions and reasonable estimates to derive the pay ratio calculation representative of their respective employee populations and compensation practices. Based upon this variability, the estimated ratio reported above should not be interpreted as a basis for comparison between companies.
CORPORATE GOVERNANCE AND BOARD MATTERS
The business of the Company is managed under the direction of the Board. The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that reflect the Company’s commitment to good corporate governance. The full text of the Guidelines can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Corporate Governance.”
The Company’s Code of Conduct applies to its directors, officers, associates and consultants. The Code of Conduct requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of the Company. In addition, the Code of Conduct encourages individuals to report any illegal or unethical behavior that they observe. The Code of Conduct is a guide to help ensure that all such individuals live up to the highest ethical standards. The Company provides all of its associates with a copy of the Company’s Code of Conduct and requires all associates to certify that they are responsible for reading and familiarizing themselves with the Code of Conduct, and adhering to its policies and procedures.

The Company also maintains a Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to the CEO, Chief Financial Officer, Treasurer, Corporate Controller and all other senior financial officers performing similar functions who have been identified by the CEO. This Code of Ethics supplements our Code of Conduct and is intended to promote honest and ethical conduct, full and accurate financial reporting and compliance with laws, as well as other matters. Our Code of Conduct and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Corporate Governance.” The Company intends to post on its website any amendment to or waiver from any provision in the Code of Conduct or the Code of Ethics for the Chief Executive Officer and Senior Financial Officers that requires disclosure under applicable SEC rules.
Copies of the Guidelines, the Code of Conduct and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers also may be obtained without charge by written request made to the General Counsel and Corporate Secretary, Integer Holdings Corporation, 5830 Granite Parkway, Suite 1150, Plano, Texas 75024.
Leadership Structure of the Board
The positions of Chairman of the Board and CEO have been separate since August 2006. The Board believes this structure continues to be in the best interests of the Company and its stockholders. The Chairman organizes Board activities to enable the Board to effectively provide guidance to and have oversight of and accountability for management. To fulfill that role, the Chairman, among other things, creates and maintains an effective working relationship with the CEO and other members of management and with the other members of the Board, provides the CEO ongoing direction as to Board needs, interests and opinions, and assures that the Board agenda is appropriately directed to the matters of greatest importance to the Company. In carrying out his responsibilities, the Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy. The functions of the Chairman include:
•Presiding over all meetings of the Board and stockholders, including regular executive sessions of non-management directors of the Board;
•Establishing the annual agenda of the Board and agendas of each meeting in consultation with the CEO;
•Advising committee chairs, in consultation with the CEO, on meeting schedules, agendas and information needs for the Board committees;
•Defining the subject matter, quality, quantity and timeliness of the flow of information between management and the Board and overseeing the distribution of that information;
•Coordinating periodic review of management’s strategic plan and enterprise risk management program for the Company;
•Leading the Board review of the succession plan for theCEO and other key members of senior management;
•Coordinating the annual performance review of the CEO and other key senior managers;
•Consulting with committee chairs about the retention of advisors and experts;
•Acting as the principal liaison between the independent directors and the CEO on sensitive issues;
•Working with the Corporate Governance and Nominating Committee to develop and maintain the agreed-upon definitions of the role of the Board and the organization, processes and governance guidelines necessary to carry it out;
•Working with management on effective communication with stockholders;
•Encouraging active participation by each member of the Board; and
•Performing such other duties and services as the Board may require.
Board Independence
The Board has determined that each of our directors, other than Mr. Dziedzic, who is the Company’s President and CEO, is independent under the NYSE’s Corporate Governance Listing Standards. In accordance with the NYSE Corporate Governance Listing Standards, the Board undertook its annual review of director independence with respect to the directors standing for re-election at the Annual Meeting. During this review, the Board considered the materiality of any relationships with the Company from the director’s perspective and the perspective of any persons or organizations with which the director is affiliated. Material relationships may include commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationships and can also be indirect, such that serving as a partner or officer, or holding shares, of an organization that has a relationship with the Company may cause the director not to be independent. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.
Following the review described above, the Board affirmatively determined that except for Mr. Dziedzic, no current director has a material relationship with the Company that is inconsistent with a determination of independence. Therefore, the Board affirmatively determined that all of the current directors who are standing for re-election at the Annual Meeting, with the exception of Mr. Dziedzic, are independent.

Enterprise Risk Management
The Company has an enterprise risk management program implemented, including with respect to cybersecurity, by members of the Company’s senior management. Enterprise risks are identified and prioritized by management. The enterprise risk management program as a whole is subject to oversight and annual review by the Board.
It is the responsibility of the Corporate Governance and Nominating Committee to ensure that enterprise risk management is periodically reviewed with the Board and that risk management and assessment is reviewed with management. It is the responsibility of the Audit Committee to oversee the financial risks faced by the Company, and, more specifically, to review and discuss with management and the internal audit department any such financial risks and consider the risk of management’s ability to override the Company’s internal controls. Additionally, the Company’s Chief Information Officer provides updates to the Audit Committee, at least twice each year, on cybersecurity risks, incidents and incident resolution, and the Company provides annual information security training to all associates. The Compensation Committee has responsibility for overseeing the relationship between risk management policies and compensation and to evaluate compensation policies in light of any such risk.
The Board as a whole has oversight responsibility for the Company’s strategic risks. Throughout the year, management regularly reports on each identified enterprise risk to the relevant committee or the Board. Additionally, at least once each year, the Company’s Chief Information Officer provides information on cybersecurity risks and the Company’s approach to protecting the Company’s data and systems infrastructure to the Board. In the event of a material cybersecurity event, management would notify the Board members, as appropriate, and, in compliance with our procedures, determine the timing and extent of the response and public disclosure and whether any future vulnerabilities are expected. Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or a committee. Allocating various aspects of risk oversight among the committees encourages the independent directors to be fully engaged in the risk oversight responsibilities of the Board. Also, we believe that the separation of the Board Chair and CEO roles further supports the Board’s risk oversight role.
Committees and Meetings of the Board
The Board has standing Audit, Compensation and Organization, Corporate Governance and Nominating, and Technology Strategy Committees. Each committee has a written charter that can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Corporate Governance.” Copies of the charters may be obtained without charge by written request made to the General Counsel and Corporate Secretary, Integer Holdings Corporation, 5830 Granite Parkway, Suite 1150, Plano, Texas 75024.
The Board held six meetings in 2020. Each director attended at least 75% of the meetings of the Board and meetings of the committees of the Board on which that director served. The Company encourages, but has no formal policy regarding, director attendance at its annual meeting of stockholders. Each of the Company’s directors serving on the Board, except one, attended the 2020 Annual Meeting of Stockholders.
Audit Committee. The Audit Committee currently consists of Ms. Hobby (Chair) and Messrs. Hinrichs, Jeffers, Maxwell and Spence. Messrs. Jeffers and Spence became members in February 2021. The Audit Committee’s primary purpose is assisting the Board in overseeing the (i) integrity of the Company’s financial statements, (ii) Company’s compliance with legal and regulatory requirements, (iii) Company’s independent registered public accounting firm qualifications and independence, (iv) performance of the Company’s internal audit function and independent registered public accounting firm, (v) evaluation of enterprise risk issues, (vi) Company’s system of disclosure controls and procedures, and (vii) the Company’s system of internal controls regarding finance, accounting, legal compliance, related-person transactions and ethics that management and the Board have established.
The Audit Committee held nine meetings in 2020.
Compensation and Organization Committee. The Compensation and Organization Committee currently consists of Mmes. Antrum and Bailey and Messrs. Hinrichs (Chair), Spence and Summers. Ms. Antrum and Mr. Spence became members in February 2021. The Board has determined that each member of the committee is independent as defined under the NYSE’s Corporate Governance Listing Standards applicable to compensation committee members. The Compensation and Organization Committee’s primary purpose is establishing the Company’s executive compensation programs so as to attract, retain and motivate superior executives and ensuring that senior executives of the Company and its wholly-owned subsidiaries are compensated appropriately and in a manner consistent with the Company’s compensation philosophy, bearing in mind the Company’s commitment to diversity and inclusion. The Compensation and Organization Committee also administers the Company’s stock incentive plans.
The Compensation and Organization Committee held seven meetings in 2020.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee currently consists of Mmes. Antrum, Bailey (Chair) and Capps and Messrs. Passerini, Sanford and Summers. Mmes. Antrum and Capps became members in February 2021. Each member of the Corporate Governance and Nominating Committee is independent under the NYSE Corporate Governance Listing Standards. Working closely with the full Board, the Corporate Governance and Nominating Committee reviews, on an annual basis, the composition of the Board and whether the Company is being well served by the directors taking into account such factors as it deems appropriate, which may include the current composition of the Board, the range of talents, experiences and skills that would best complement those already represented on the Board, the balance of management and independent directors, and the need for financial or other specialized expertise. Applying these criteria and bearing in mind the Company’s commitment to diversity and inclusion, the Corporate Governance and Nominating Committee considers candidates for Board membership suggested by its members and other directors, as well as by management and stockholders, and recommends director nominees to the Board. The Corporate Governance and Nominating Committee uses the same process for evaluating candidates for director regardless of the source of the recommendation, including from stockholders, and also has sole authority to retain a search firm to assist in identifying qualified director candidates. Stockholders wishing to submit recommendations for candidates to the Board must supply information in writing regarding the candidate to the Corporate Governance and Nominating Committee at the Company’s offices at 5830 Granite Parkway, Suite 1150, Plano, Texas 75024. The information should include, at a minimum, the candidate’s name, biographical information, qualifications and availability for service. The written submission should comply with the substantive and timing requirements set forth in the Company’s bylaws.
The nominees to the Board described in this Proxy Statement were approved unanimously by the Company’s directors. Mmes. Antrum and Capps and Mr. Jeffers, who joined the Board in February 2021, were recommended by a third-party search firm the Corporate Governance and Nominating Committee retained at the expense of the Company. The third-party search firm was provided guidance as to the particular skills, experience and other characteristics the committee was seeking in potential candidates and was specifically requested to include diverse candidates in the search. The third-party search firm identified a number of potential candidates, including Mmes. Antrum and Capps and Mr. Jeffers and prepared background materials on these candidates, which were provided to the members of the Corporate Governance and Nominating Committee for their review. The third-party search firm interviewed those candidates the committee determined merited further consideration, and assisted in arranging interviews of selected candidates with certain other members of the Board and the Company’s CEO.
The Corporate Governance and Nominating Committee also develops and recommends corporate governance guidelines applicable to the Company to the Board and evaluates the effectiveness of the Board. Additionally, the Corporate Governance and Nominating Committee oversees the Company’s strategy on corporate social responsibility and sustainability, including evaluating the impact of Company practices on communities and individuals and overseeing the development of policies and procedures related to the Company’s corporate social responsibility and sustainability activities.
The Corporate Governance and Nominating Committee held five meetings in 2020.
Technology Strategy Committee. The Technology Strategy Committee currently consists of Mmes. Capps and Hobby and Messrs. Jeffers, Maxwell (Chair) and Passerini. Ms. Capps and Mr. Jeffers became members in February 2021. The Technology Strategy Committee (i) provides oversight of the alignment of Company’s growth and innovation strategy with corporate strategy, (ii) supports and provides oversight of management’s direction on the development of strategic plans relating to technology investments, (iii) monitors and advises the Board on scientific matters, including the Company’s strategically significant technology projects, the Company’s innovation pipeline and general emerging science and technology issues and trends and (iv) oversees the identification, acquisition or development of new and enabling technologies.
The Technology Strategy Committee held five meetings in 2020.
Executive Sessions of the Board
The independent non-management directors meet without management in executive session at the conclusion of each regularly scheduled Board meeting and at such other times as they deem appropriate. Mr. Sanford, Board Chairman, presides at the meetings of the non-management directors when they meet in executive session.

Board/Committee/Director Evaluations
The Board has a three-part annual evaluation process that is coordinated by the Chairman and the Chair of the Corporate Governance and Nominating Committee: committee self-evaluations; a full board evaluation; and the evaluation of the individual directors. In consultation with our independent Chair, the Corporate Governance and Nominating Committee determines the overall process, scope, and content of the Board’s annual self-evaluation process, which includes an extensive performance assessment questionnaire with specific portions dedicated to self-evaluation of each committee. The committee self-evaluations consider whether and how well each committee has performed the responsibilities in its charter, whether the committee members possess the right skills and experience to perform their responsibilities or whether additional education or training is required, whether there are sufficient meetings covering the right topics, whether the meeting materials are effective, and other matters. The full board evaluation considers the following factors, among others, in light of the committee self-assessments: (i) the effectiveness of the board organization and committee structure; (ii) the quality of meetings, agendas, presentations and meeting materials; (iii) the effectiveness of director preparation and participation in discussions; (iv) the effectiveness of director selection, orientation and continuing education processes; (v) the effectiveness of the process for establishing the CEO’s performance criteria and evaluating his performance; and (vi) the quality of administrative planning and logistical support. The Corporate Governance and Nominating Committee engages a third-party to assist the Board in conducting the annual self-evaluation. The independent Chair and the chair of the Corporate Governance and Nominating Committee review the responses with the third-party and share the committee assessments with the individual committee chairs.
Individual director performance assessments are conducted informally as needed and involve a discussion among the Chairman and other directors, including members of the Corporate Governance and Nominating Committee. In addition, the Chairman and the Chair of the Corporate Governance and Nominating Committee provide individual feedback, as necessary.

The Corporate Governance and Nominating Committee reviews best practices annually relating to Board and committee self-evaluation processes and makes changes to the form and scope of its evaluation so that the process continues to provide the Board with an effective mechanism to evaluate the Board’s performance and effectiveness and make changes the Board determines are necessary and appropriate.
Director Orientation and Continuing Education
All new directors participate in the Company’s director orientation program. This orientation program is designed to familiarize new directors, through a review of background material, meetings with senior management, a mentorship program pairing new directors with experienced directors, and plant and facility tours. The orientation allows new directors to become familiar with the Company’s business and strategic plans; significant financial matters; core values, including ethics, compliance programs and corporate governance practices; and other key policies and practices.
We also support a continuing education program for directors. The Governance and Nominating Committee is responsible for the administration of the continuing education program and periodically reviews and updates the program. Continuing education opportunities available to our directors include Company-sponsored courses or events, in-person or online director education programs and publications sponsored by outside parties, online training courses offered as part of our compliance training program for employees, and certain other educational experiences as may be approved by the Corporate Governance and Nominating Committee from time to time.
Communications with the Board
Any stockholder or interested party who wishes to communicate with Mr. Sanford, the non-management directors of the Board as a group or the entire Board may do so by writing to them in care of the following address: Integer Holdings Corporation, 5830 Granite Parkway, Suite 1150, Plano, Texas 75024. In addition, Mr. Sanford receives a copy of each communication submitted by stockholders or other interested parties via the Direct Line page, which can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Corporate Governance.”
Compensation Committee Interlocks and Insider Participation
In fiscal year 2020, Ms. Bailey and Messrs. Hinrichs, Spence, and Summers served on the Compensation and Organization Committee. No person who served as a member of the Compensation and Organization Committee during fiscal year 2020 was (i) an officer or employee of the Company during such fiscal year, (ii) formerly an officer of the Company or (iii) had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933, as amended.

Director Compensation
The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In 2020, each non-employee director was paid a retainer of between $240,000 and $360,000, depending on the role of the director, in a combination of cash and equity awards. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required for members of the Board. Directors who are also employees of the Company receive no additional remuneration for services as a director. All awards and changes to directors’ compensation are approved by the Board.
Cash Compensation. In 2020, the cash portion of each non-employee director’s annual retainer was $70,000 plus the following amounts for specified Board service:

Chairman of the Board	$60,000
Audit Committee Chair	20,000
Compensation and Organization Committee Chair	15,000
Corporate Governance and Nominating Committee Chair	10,000
Technology Strategy Committee Chair	10,000
Audit Committee Member, including Committee Chair	10,000
Equity Compensation. In 2020, the equity-based portion of each non-employee director’s annual retainer was equal in value to $170,000 ($230,000 for the Chairman) consisting of restricted stock units (based on the closing price of the common stock on the date of grant). The number of shares of restricted stock units granted is calculated using the closing price of the Company’s common stock on the date of grant. The director’s equity awards for 2020 were granted on May 20, 2020, vesting in four equal installments, on the three-, six- and nine-month anniversaries of the grant date, and the last installment vesting on May 19, 2021. For 2020 only, which is the year of transition from granting the equity-based portion of the annual retainer on the first business day of the year to granting on the date of the annual meeting of stockholders, an additional RSU award with a value of $64,740 ($87,590 for the Chairman) was granted to each current non-employee director on May 20, 2020, for service from January 1, 2020 through May 20, 2020.
Any non-employee director taking office other than on the date of an annual meeting will receive a prorated portion of the annual equity retainer, as of the date he or she takes office. Any prorated annual equity retainer will vest in equal installments on each regularly scheduled vesting date applicable to non-employee directors who have continuously served since the most recent annual meeting.
The following table contains information concerning the total compensation earned by each non-employee director of the Company during 2020. Mmes. Antrum and Capps and Mr. Jeffers are not included in the table because they joined the Board effective
February 1, 2021.

Director Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Units ($)(2)	Total ($)
Pamela G. Bailey	80,000	234,651	314,651
James F. Hinrichs	95,000	234,651	329,651
Jean Hobby	100,000	234,651	334,651
M. Craig Maxwell	90,000	234,651	324,651
Filippo Passerini	70,000	234,651	304,651
Bill R. Sanford	130,000	317,502	447,502
Peter H. Soderberg(3)	30,330	64,690	95,020
Donald J. Spence	72,500	234,651	307,151
William B. Summers, Jr.	70,000	234,651	304,651
(1)The amounts indicated represent the amount earned for retainers.
(2)The amounts represent the aggregate grant date fair value of awards granted. The valuation is based on the assumptions and methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 18, 2021.
(3)Mr. Soderberg retired from the Board following the 2020 annual meeting.

The following table sets forth each non-employee director’s outstanding stock options as of December 31, 2020.

Director Name	Outstanding Stock Options (#)
Pamela G. Bailey	27,513
James F. Hinrichs	9,603
Jean Hobby	11,385
M. Craig Maxwell	17,385
Filippo Passerini	17,385
Bill R. Sanford	40,937
Donald J. Spence	27,021
Compensation Review. Consistent with current best practices and with the assistance of information provided by FW Cook, the Board periodically reviews director compensation. In 2019, the Corporate Governance and Nominating Committee engaged FW Cook to perform a market study related to the compensation of the non-employee directors and approved a revised non-employee director compensation policy that became effective in 2019 and was effective throughout 2020.
Stock Ownership Guidelines. To align the interests of our directors with the interests of our stockholders and to promote our commitment to sound corporate governance, the Compensation and Organization Committee designed and the Board approved stock ownership guidelines for non-employee directors. These ownership guidelines call for non-employee directors to own at least 6,000 shares of Company common stock within five years of election as a director. In addition, a non-employee director may not sell shares of Company common stock unless the value of the non-employee director’s holdings of the Company common stock exceeds five times the value of the annual cash retainer paid to the non-employee director. Except for Mmes. Antrum and Capps and Mr. Jeffers, who were elected to the Board in February 2020, each of our directors has achieved these ownership guidelines.
Related-Person Transactions
The Board has adopted a written policy setting forth procedures for the review, approval and monitoring of transactions involving the Company and related-persons of the Company. A copy of the Company’s policy on related-person transactions can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Corporate Governance.” Under this policy, every proposed transaction between the Company and a director, executive officer, a director nominee, stockholder owning in excess of 5% of the common stock or any immediate family member or entity of the foregoing persons involving an amount in excess of $120,000 and in which the related-person will have a direct or indirect material interest, must be approved or ratified by the Audit Committee. If the transaction involves a related-person who is a director or an immediate family member of a director, such director may not participate in the deliberations or vote regarding such approval. All related-person transactions are reported by the Audit Committee to the Board. The Board has determined that there were no related-person transactions, as defined above, that occurred in 2020.

Audit Committee Report
The Audit Committee consists of Ms. Hobby (Chair) and Messrs. Hinrichs, Jeffers, Maxwell and Spence, each of whom the Board has determined is “independent” in accordance with applicable securities laws and the listing standards of the NYSE for purposes of service on the Audit Committee. The Board also has determined that Ms. Hobby and Mr. Hinrichs each qualify as an “audit committee financial expert” under the applicable rules of the SEC.
The Audit Committee reviewed and discussed the information contained in the Company’s 2020 quarterly earnings announcements with management and the independent registered public accounting firm prior to public release. They also reviewed and discussed the information contained in the Company’s 2020 Quarterly Reports on Form 10-Q and Annual Report on Form 10-K with management and the independent registered public accounting firm prior to filing with the SEC. In addition, the Audit Committee met regularly with management, internal auditors and the independent registered public accounting firm on various financial and operational matters, including to review plans and scope of audits and audit reports and to discuss necessary action.
In connection with the Company’s fiscal year 2020 consolidated financial statements, the Audit Committee has:
•reviewed and discussed with management the Company’s 2020 audited consolidated financial statements;
•discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for fiscal year 2020.
Respectfully submitted,
Jean Hobby (Chair)
James F. Hinrichs
Tyrone Jeffers
M. Craig Maxwell
Donald J. Spence
Members of the Audit Committee

OTHER GOVERNANCE PRACTICES
Investor Engagement
We believe that effective corporate governance includes a regular, active dialogue with our stockholders, analysts covering our Company and other market participants. Through these engagement efforts, we seek to better understand investors’ interests and concerns regarding, among other items, our strategy and financial results, our executive compensation program and corporate governance-related issues. We value the feedback received. We are working to further improve our level of engagement by expanding our dialogue with stockholders and other market participants, revising selected disclosures to increase clarity, and improving the effectiveness of our communications.
Environmental, Social and Governance Matters
We believe that to be good corporate citizens, we must understand and focus on environmental, social and governance (“ESG”) matters that impact our stakeholders and the communities in which we operate and align our ESG goals, programs and initiatives to our corporate strategy. At Integer, we are committed to enhancing the lives of patients worldwide, while conducting our business in a socially and environmentally responsible manner to benefit our associates, customers, stockholders and the communities in which we live and work. Additionally, we believe sound ESG practices are critical to attracting and retaining the best associate talent. We are also committed to reporting on the progress and outcomes of our ESG initiatives.
In 2020, we took several steps to advance our commitment and enhance our business practices to better understand and focus on ESG matters. We established new ESG initiatives, including development of a cross-functional Management ESG Council responsible for researching and recommending strategy relating to ESG matters to an Executive ESG Council. The Executive ESG Council is responsible for providing oversight and direction to the Management ESG Council, aligning program priorities and ensuring resource availability. Our Senior Vice President of Global Operations and ESG is responsible for ESG program oversight and coordination of strategic objectives with the CEO and the Board. Our ESG goals include developing, implementing and monitoring ESG initiatives, policies and communications to allow us to better manage our impact on the environment and how we engage with society and our community, while ensuring accountability.
To advance our efforts to build a more unified and diverse culture, in 2020, we hired a Senior Director of Diversity and Inclusion, who is tasked with leading us in the development of the strategies and actions necessary to create an inclusive environment. We are committed to being an inclusive company in which all of us accept, respect and value one another’s individual differences, encouraging different perspectives and ideas that improve team synergy and communication. In 2020, we formalized our diversity and inclusion strategy, creating a robust engagement platform designed to increase innovation and enhance business. Our strategy utilizes both a management and an executive cross-functional diversity council to advance the global diversity and inclusion strategies at all levels of the organization. We have infused diversity and inclusion into our business processes and created local and global engagement opportunities for associates.
Additionally, in an effort to better understand our carbon footprint and emissions, we have invested in utility tracking capabilities that will allow us to establish achievable environmental metrics and measure energy inefficiencies in our operations.
Further, as the worldwide COVID-19 pandemic continues, the health and safety of our associates remains a priority for us. We have implemented measures that meet or exceed national and international guidance to help safeguard our associates from COVID-19 infection and exposure, including policies, procedures, protocols, and guidance related to, among other things, COVID-19 symptom awareness, effective hygiene practices, travel restrictions, visitor restrictions, social distancing, face covering expectations, temperature and health screening, risk assessment and contact tracing, work-from-home requirements, absenteeism policies, and enhanced workplace cleaning.
The following on-going corporate activities and actions further demonstrate our commitment to ESG matters:
•Contributing to the local communities where our facilities and offices are located, including providing financial and volunteer support for various regional and local charitable organizations, non-profits and other community programs.
•Organizing employee resource groups, which are voluntary, employee-led groups comprised of associates who join together based on common interests, backgrounds or demographic factors.
•Fostering social awareness, including evaluating our products and supply chain in areas of the world that use forced labor or mine conflict minerals.
•Conducting operations and activities in a manner that seeks to provide and maintain safe and healthy working conditions. We maintain practices designed to ensure our operations are managed and operated in all material respects in compliance with applicable laws and regulations everywhere we do business. We continue to drive prevention of incidents and accidents at our facilities worldwide, reducing our overall Total Recordable Incident Rate (TRIR) by 53% in 2020.

In 2021, we expect to expand on our ESG strategy and program by developing a company framework for assessing and monitoring ESG goals, programs and initiatives and aligning such goals, programs and initiatives to our corporate strategy, with active engagement by the Board in overseeing the ESG strategy and process. This newly established framework will also provide accountability to ensure continuous improvement in our ESG program. We recognize the importance of ESG considerations and are firmly committed to conducting business in a sound and socially responsible manner. For more information on our ESG initiatives, please visit our Corporate Citizenship page at http://www.integer.net/company/corporate-citizenship/default.aspx.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal Beneficial Owners of Shares
The following table sets forth certain information with respect to all persons known to the Company to be the beneficial owner of more than 5% of its outstanding common stock as of March 29, 2021. The percentage of common stock owned is based upon 32,974,549 shares outstanding as of March 29, 2021.

Name and address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	5,287,519	16.04%
The Vanguard Group, Inc.(2) 100 Vanguard Boulevard Malvern, PA 19355	3,491,429	10.59%
Dimensional Fund Advisors LP(3) Building One 6300 Bee Cave Road Austin, TX 78746	1,905,916	5.78%
(1)BlackRock, Inc. filed a Schedule 13G/A on January 25, 2021. The beneficial ownership information presented is based solely on the Schedule 13G/A. The reported securities are owned by BlackRock, Inc. and its affiliated companies listed in the Schedule 13G/A. BlackRock, Inc. reports sole investment power with respect to the 5,287,519 reported shares and sole voting power with respect to 5,226,918 of the reported shares. In this same Schedule 13G/A filing, BlackRock, Inc. identified iShares Core S&P Small-Cap ETF as having the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than 5% of such reported securities.
(2)The Vanguard Group, Inc. filed a Schedule 13G/A on February 10, 2021. The beneficial ownership information presented is based solely on the Schedule 13G/A. The reported securities are owned by The Vanguard Group, Inc. and its subsidiaries listed in the Schedule 13G/A. The Vanguard Group, Inc. reports sole investment power with respect to 3,404,370 of the reported shares, shared investment power with respect to 87,059 of the reported shares, sole voting power with respect to none of the reported shares, and shared voting power with respect to 60,142 of the reported shares.
(3)Dimensional Fund Advisors LP filed a Schedule 13G/A on February 12, 2021. The beneficial ownership information presented and information contained in this footnote is based solely on the Schedule 13G/A. Dimensional Fund Advisors LP, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively, the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares of the common stock of the Company held by the Dimensional Funds. However, Dimensional reports that all such common stock is owned by the Dimensional Funds and disclaims beneficial ownership of such common stock.

Stock Ownership by Directors and Executive Officers
The beneficial ownership of common stock by each of the directors, each of the named executive officers, and by all directors and executive officers as a group is set forth in the following table as of March 29, 2021, together with the percentage of total shares outstanding represented by such ownership. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if that person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days. The percentage of common stock owned is based upon 32,974,549 shares outstanding as of March 29, 2021.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Sheila Antrum	765	(1)	*
Pamela G. Bailey	79,977	(1)(2)	*
Cheryl C. Capps	765	(1)	*
Joseph W. Dziedzic	197,885	(2)	*
James F. Hinrichs	19,947	(1)(2)	*
Jean Hobby	22,118	(1)(2)	*
Tyrone Jeffers	765	(1)	*
M. Craig Maxwell	34,918	(1)(2)	*
Filippo Passerini	30,218	(1)(2)	*
Bill R. Sanford	113,297	(1)(2)	*
Donald J. Spence	48,722	(1)(2)	*
William B. Summers, Jr.	48,330	(1)	*
Jason K. Garland	6,049		*
Joel Becker	1,374	(1)	*
Jennifer M. Bolt	26,460	(1)(2)(3)	*
Payman Khales	4,161		*
All directors and executive officers as a group (22 persons)	691,044	(1)(2)(3)	2.08%
(1)Includes the following shares subject to restricted stock units granted under the Company’s stock incentive plans, all of which are issuable pursuant to deferred restricted stock units that are vested or potentially issuable within 60 days after March 29, 2021: Ms. Antrum – 574 shares; Ms. Bailey – 2,920 shares; Ms. Capps – 574 shares; Mr. Hinrichs – 2,920 shares; Ms. Hobby – 731 shares; Mr. Jeffers – 574 shares; Mr. Maxwell – 731 shares; Mr. Passerini – 731 shares; Mr. Sanford – 3,951 shares; Mr. Spence – 2,920 shares; Mr. Summers – 2,920 shares; Ms. Bolt – 217 shares; Mr. Becker – 507 shares; and all directors and executive officers as a group – 23,437 shares.
(2)Includes the following shares subject to options granted under the Company’s stock incentive plans, all of which are currently exercisable or exercisable within 60 days after March 29, 2021: Ms. Bailey – 27,513 shares; Mr. Dziedzic – 90,513 shares; Mr. Hinrichs – 9,603 shares; Ms. Hobby – 11,385 shares; Mr. Maxwell – 17,385 shares; Mr. Passerini – 17,385 shares; Mr. Sanford – 40,937 shares; Mr. Spence – 27,021 shares; Ms. Bolt – 1,896 shares; and all directors and executive officers as a group – 245,316 shares.
(3)Includes the following shares under the Company 401(k) Plan: Ms. Bolt – 1,965 shares; and all directors and executive officers as a group – 4,294 shares. Such individuals retain voting and investment power over their respective shares.
(4)Includes 27,500 shares held by a limited liability company of which Mr. Sanford is the sole member and for which Mr. Sanford has sole voting and investment power.
* Less than 1%
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and Section 16 officers, and persons who own more than 10% of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of the Company’s common stock. To the Company’s knowledge, based upon the reports filed and written representations regarding reports required during the 2020 fiscal year, no executive officer or director of the Company failed to file reports required by Section 16(a) on a timely basis.

OTHER MATTERS
Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. If other matters should properly come before the Annual Meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.
A copy of the Company’s Annual Report on Form 10-K for fiscal year 2020 may be obtained without charge by any stockholder by written request made to the General Counsel and Corporate Secretary, Integer Holdings Corporation, 5830 Granite Parkway, Suite 1150, Plano, Texas 75024. Additionally, the Company’s Annual Report on Form 10-K for fiscal year 2020 can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Financial Information.”
Stockholder Proposals for the 2022 Annual Meeting of Stockholders
In order for a stockholder proposal for the 2022 Annual Meeting of Stockholders to be eligible for inclusion in the Company’s proxy statement, we must receive it, at our principal executive offices, no later than December 6, 2021. You must provide your proposal to us in writing and your notice must contain the information required by the Company’s bylaws.
The proposal should be submitted to the Company’s principal executive offices in Plano, Texas and should be directed to the attention of the General Counsel and Corporate Secretary of the Company.
The Company’s bylaws provide that no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board or by a stockholder entitled to vote who has delivered notice to the Company (containing the information specified in the bylaws) not later than 90 days nor more than 120 days in advance of the anniversary date of the prior year’s annual meeting of stockholders. These requirements are separate from, and in addition, to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement. A stockholder wishing to submit a proposal for consideration at the 2022 Annual Meeting of Stockholders, which is not submitted for inclusion in the proxy statement, should do so between January 19, 2022 and February 18, 2022.
By Order of the Board of Directors,

/s/ Elizabeth K. Giddens
Elizabeth K. Giddens
Senior Vice President,
General Counsel and Corporate Secretary
Plano, Texas
April 5, 2021

GENERAL INFORMATION – QUESTIONS AND ANSWERS
Why did I receive a letter in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?
As permitted by the SEC, instead of mailing a printed copy of our proxy materials to all of our stockholders, we are furnishing to stockholders our Notice of the Annual Meeting, this Proxy Statement, and our Annual Report for 2020 primarily over the internet through the notice and access process. The Annual Report is not part of the proxy solicitation materials.
On or about April 5, 2021, we sent a Notice of Internet Availability of Proxy Materials (the “Notice and Access Letter”) to each of our stockholders. Stockholders have the ability to access the proxy materials on a website referred to in the Notice and Access Letter and to download printable versions of the proxy materials or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the materials may be found in the Notice and Access Letter. If you received the Notice and Access Letter, you will not receive a paper copy of the proxy materials unless you request one. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact and cost of the annual meeting of stockholders.
Why am I being provided this proxy statement?
We are providing this proxy statement to you because our Board is soliciting your proxy to vote your shares of the Company’s common stock at the Annual Meeting, or any adjournment or adjournments thereof. This proxy statement contains information about matters to be voted upon at the Annual Meeting and other information required by the SEC and the NYSE.
Where and when will the Annual Meeting be held?
The Annual Meeting will be held at 5830 Granite Parkway, Suite 1150, Plano, Texas 75024 at 8:30 a.m., Central Daylight Time, on Wednesday, May 19, 2021. The Company’s mailing address is 5830 Granite Parkway, Suite 1150, Plano, Texas 75024, and its telephone number is (214) 618-5243.
Who is entitled to vote at the Annual Meeting?
Common stockholders of record at the close of business on March 29, 2021 are entitled to vote at the Annual Meeting. At that time, the Company had outstanding 32,974,549 shares of common stock. Each share of common stock is entitled to one vote. Shares may not be voted at the Annual Meeting unless the owner is present or represented by proxy, as more fully explained in this proxy statement. Individuals who hold shares of common stock under the Company 401(k) Plan are entitled to vote those shares of common stock held in their accounts.
How can I give my proxy or vote?
You can give your proxy to vote via the Internet or telephone by following the instructions found in the Notice and Access Letter. If you received printed copies of the proxy materials by mail, the instructions for giving your proxy to vote via the Internet or telephone are found on the proxy card, or you may complete, sign, date and return the physical proxy card accompanying this proxy statement. The telephone and Internet voting procedures are designed to authenticate that you are a stockholder by use of a control number and allow you to confirm that your instructions have been properly recorded. If you are a stockholder of record, the method by which you vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.
May I revoke my proxy?
How you hold your shares (stockholder of record or beneficial owner) determines how and when you may revoke your proxy. A stockholder of record may revoke a proxy that has been previously given at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to the General Counsel and Corporate Secretary, at 5830 Granite Parkway, Suite 1150, Plano, Texas 75024, or by voting in person at the Annual Meeting. A beneficial owner must follow the instructions from his or her broker, bank or other intermediary to revoke his or her previously given proxy.
How will my proxy be voted?
Your proxy will be voted in accordance with the direction you provide, if any. If you submit your proxy but do not specify how you want to vote your shares, your shares will be voted FOR the election as directors of the 12 persons named under the section titled “Nominees for Director”; FOR ratifying the appointment of Deloitte & Touche as the independent registered public accounting firm of the Company for fiscal year 2021; FOR approving, on an advisory basis, the compensation of the named executive officers and FOR the adoption of the Integer Holdings Corporation 2021 Omnibus Incentive Plan.

What is required for a quorum at the Annual Meeting?
The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Broker non-votes will be counted as being present or represented at the Annual Meeting for purposes of establishing a quorum, but, under NYSE rules, brokers will not be permitted to vote in the election of directors, on the advisory vote to approve the compensation of the Company’s named executive officers or on the adoption of the Integer Holdings Corporation 2021 Omnibus Incentive Plan unless specific voting instructions are provided to the broker. We therefore encourage beneficial owners of shares whose shares are held in street name to direct their vote for all agenda items on the form of proxy or instruction card sent by their broker, bank or other intermediary.
What vote is required to elect directors?
Directors will be elected by a plurality of votes cast. This means the 12 nominees for election as directors who receive the highest number of “FOR” votes will be elected as directors. “Withhold” votes and broker non-votes will have no effect on the outcome of the voting to elect directors.
What happens if an incumbent director nominee does not receive a majority of votes cast in favor of his or her election?
Under the Company’s Corporate Governance Guidelines, any nominee for director who receives a greater number of “withhold” votes than “for” votes is expected to tender his or her resignation to the Board for consideration in accordance with the Corporate Governance Guidelines.
What vote is necessary to approve Proposals 2, 3 and 4?
The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Deloitte & Touche as the independent registered public accounting firm of the Company for fiscal year 2021 (Proposal 2) and to approve, on an advisory basis, the compensation of the Company’s named executive officers (Proposal 3). Abstentions will not constitute votes cast on either of these proposals and therefore will not affect the outcome of these proposals. Broker non-votes will not constitute votes cast on the vote to approve, on an advisory basis, the compensation of the Company’s named executive officers and therefore will have no effect on the outcome of that proposal.

The affirmative vote of a majority of the votes cast at the Annual Meeting is also required to approve the adoption of the Integer Holdings Corporation 2021 Omnibus Incentive Plan (Proposal 4). In determining whether this proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a negative vote. Broker non-votes will not constitute votes cast for purposes of determining approval or the number of shares voted on this proposal and therefore will have no effect on the outcome.
Who is paying for the solicitation of proxies?
The Company will bear the cost of soliciting proxies in the accompanying form of proxy. We have retained Georgeson LLC to assist in the solicitation of proxies for a fee of $8,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, we are making this solicitation by mail, by telephone and in person using the services of some employees of the Company or its subsidiaries at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses they incur in sending proxy materials to beneficial owners of the common stock.
What do I have to bring to attend the Annual Meeting in person?
To be admitted to the Annual Meeting, you will need to bring a valid photo ID or other satisfactory proof of identification. If you are a beneficial owner, you must also bring evidence of your share ownership that can include a notice from your broker, bank or other intermediary regarding the availability of these proxy materials or a recent account statement or letter from the bank, broker or other intermediary that holds your shares and confirms your beneficial ownership of those shares.
Due to the public health impact of the coronavirus pandemic and to support the health, safety and well-being our team members and stockholders, we will provide limited seating at the meeting. Attendees will be required to wear a mask, practice social distancing, and follow all CDC protocols.

APPENDIX A
INTEGER HOLDINGS CORPORATION
2021 OMNIBUS INCENTIVE PLAN
Section 1.Purpose. The purpose of the Integer Holdings Corporation 2021 Omnibus Incentive Plan (as amended from time to time, the “Plan”) is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to the success of Integer Holdings Corporation (the “Company”), thereby furthering the best interests of the Company and its shareholders.
Section 2.Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a)“2016 Plan” means the Greatbatch, Inc. 2016 Stock Incentive Plan, as amended.
(b)“Affiliate” means any entity that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Company.
(c)“Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Cash-Based Award or Other Stock-Based Award granted under the Plan.
(d)“Award Agreement” means any agreement, contract or other instrument or document (including in electronic form) evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
(e)“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
(f)“Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant’s death. If no such Person can be named or is named by a Participant, or if no Beneficiary designated by a Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at a Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.
(g)“Board” means the Board of Directors of the Company.
(h)“Cause” is as defined in the Participant’s Service Agreement (whether defined as “cause”, “for cause”, “just cause” or words of like import), if any, or in the Participant’s Award Agreement, or if not so defined, means the Participant’s: (i) intentional wrongdoing, gross negligence or willful misconduct in the performance of the Participant’s duties or otherwise in respect of the Company or its Affiliates, (ii) willful, deliberate or negligent conduct that is materially injurious to the Company or its Affiliates, whether such injury is economic or reputational; (iii) commission of, conviction of, plea of guilty to, or plea of nolo contendere to, (x) a felony or (y) any other criminal offense involving moral turpitude, fraud or dishonesty, (iv) commission of an act of fraud, embezzlement or misappropriation, in each case, against the Company or any Affiliate, (v) material breach of any policies of the Company or its Affiliates or (vi) material breach of any applicable Service Agreement.
(i)“Change in Control” means, unless otherwise defined in the Participant’s Service Agreement (whether defined as “change in control”, “change of control” or words of like import), if any, or in the Participant’s Award Agreement, the occurrence of any one or more of the following events:
(i)any Person, other than any employee plan established by the Company or any Subsidiary, the Company or any of its Affiliates, an underwriter temporarily holding securities pursuant to an offering of such securities, or an entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company, is (or becomes, during any 12-month period) the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the total voting power of the stock of the Company; provided that the provisions of this subsection (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below;

(ii)a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; provided further, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, shall in any event be considered to be a member of the Existing Board;
(iii)the consummation of a merger, amalgamation or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with such a transaction pursuant to applicable stock exchange requirements; provided that immediately following such transaction the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such transaction or parent entity thereof) 50% or more of the total voting power and total fair market value of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, 50% or more of the total voting power and total fair market value of the stock of such surviving entity or parent entity thereof); and provided, further, that such a transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of either the then-outstanding Shares or the combined voting power and total fair market value of the Company’s then-outstanding voting securities shall not be considered a Change in Control; or
(iv)the sale or disposition by the Company of all or substantially all of the Company’s assets in which any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
Notwithstanding the foregoing, (A) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (B) no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any Person that is considered to effectively control the Company. In no event will a Change in Control be deemed to have occurred if any Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that effects a Change in Control. Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.
(j)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
(k)“Committee” means the Compensation and Organization Committee of the Board, unless another committee is designated by the Board. If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.
(l)“Consultant” means any individual, including an advisor, who is providing services to the Company or any Subsidiary or who has accepted an offer of service or consultancy from the Company or any Subsidiary.
(m)“Director” means any member of the Board.

(n)“Disability” means, with respect to a Participant, unless otherwise provided in the Participant’s applicable Award Agreement or the Participant’s employment or similar agreement, if applicable, a disability that would qualify as such under the Company’s long-term disability plan. Notwithstanding the foregoing, with respect to any payment pursuant to an Award that is subject to Section 409A of the Code that is triggered upon a Disability, Disability means that the Participant is disabled as defined under Section 409A(a)(2)(C) of the Code.
(o)“Effective Date” means the date on which the Plan is adopted by the Board and approved by the shareholders of the Company.
(p)“Employee” means any individual, including any officer, employed by the Company or any Subsidiary or any prospective employee or officer who has accepted an offer of employment from the Company or any Subsidiary, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or applicable laws.
(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
(r)“Fair Market Value” means with respect to Shares, the closing price of a Share on the applicable date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(s)“Full-Value Award” means any RSU, Restricted Stock, Performance Award (to the extent settled in Shares) and Other Stock-Based Award.
(t)“Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.
(u)“Intrinsic Value” with respect to an Option or SAR Award means  the excess, if any, of the price or implied price per Share in a Change in Control or other event over  the exercise or hurdle price of such Award multiplied by  the number of Shares covered by such Award.
(v)“Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.
(w)“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(x)“Other Cash-Based Award” means an Award granted pursuant to Section 11, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.
(y)“Other Stock-Based Award” means an Award granted pursuant to Section 11 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.
(z)“Participant” means the recipient of an Award granted under the Plan.
(aa)“Performance Award” means an Award granted pursuant to Section 10.
(ab)“Performance Period” means the period established by the Committee with respect to any Performance Award during which the performance goals specified by the Committee with respect to such Award are to be measured.
(ac)“Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
(ad)“Personal Data” means (i) any data or information that relates to or is reasonably capable of being directly or indirectly associated with an identified or identifiable individual or household and (ii) any other data or information that is otherwise considered “personal data,” “personal information,” “personally identifiable information,” or any term of comparable intent, under applicable laws or regulations relating to the collection, use, transfer, deletion, protection or other processing of such data or information.

(ae)“Predecessor Plans” means, together, the Greatbatch, Inc. 2005 Stock Incentive Plan, the Greatbatch, Inc. 2009 Stock Incentive Plan, the Greatbatch, Inc. 2011 Stock Incentive Plan and the 2016 Plan, in each case as amended.
(af)“Restricted Stock” means any Share subject to certain restrictions and forfeiture conditions, granted pursuant to Section 8.
(ag)“RSU” means a contractual right granted pursuant to Section 9 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.
(ah)“SAR” means a right granted pursuant to Section 7 to receive upon exercise by the Participant or settlement, in cash, Shares or a combination thereof, the excess of  the Fair Market Value of one Share on the date of exercise or settlement over the exercise or hurdle price of the right on the date of grant.
(ai)“Service Agreement” means any employment, severance, consulting or similar agreement between the Company or any of its Affiliates and a Participant.
(aj)“Share” means a share of the Company’s common stock, $0.001 par value.
(ak)“Subsidiary” means an entity of which the Company directly or indirectly holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the voting securities of such entity. Whether employment by or service with a Subsidiary is included within the scope of the Plan shall be determined by the Committee.
(al)“Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.
(am)“Termination of Service” means, in the case of a Participant who is an Employee, cessation of the employment relationship such that the Participant is no longer an employee of the Company or any Subsidiary, or, in the case of a Participant who is a Consultant or non-employee Director, the date the performance of services for the Company or any Subsidiary has ended; provided, however, that in the case of a Participant who is an Employee, the transfer of employment from the Company to a Subsidiary, from a Subsidiary to the Company, from one Subsidiary to another Subsidiary or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or a Subsidiary as a Director or Consultant shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that, unless otherwise determined by the Committee, a Termination of Service shall be deemed to occur for a Participant employed by, or performing services for, a Subsidiary when such Subsidiary ceases to be a Subsidiary unless such Participant’s employment or service continues with the Company or another Subsidiary. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation of service” (as such term is defined under Section 409A of the Code).
Section 3.Eligibility.
(a)Any Employee, non-employee Director or Consultant shall be eligible to be selected to receive an Award under the Plan, to the extent that an offer or receipt of an Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
(b)Holders of equity compensation awards granted by a company that is acquired by the Company (or whose business is acquired by the Company) or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.
Section 4.Administration.
(a)Administration of the Plan. The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan.
(b)Delegation of Authority. To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant Options and SARs or other Awards in the form of Share rights (except that such delegation shall not apply to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law.

(c)Authority of Committee. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full discretion and authority to:
(i)designate Participants;
(ii)determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan;
(iii)determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards;
(iv)determine the terms and conditions of any Award and prescribe the form of each Award Agreement, which need not be identical for each Participant;
(v)determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended;
(vi)determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(vii)amend terms or conditions of any outstanding Awards;
(viii)correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect;
(ix)interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;
(x)establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and
(xi)make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.
Section 5.Shares Available for Awards.
(a)Subject to adjustment as provided in Section 5(c) and except for Substitute Awards and any Shares recovered pursuant to Section 5(b), the maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate the sum of (i) 1,450,000 Shares, plus (ii) the total number of Shares reserved and available for issuance (but not otherwise granted) under the 2016 Plan as of the Effective Date plus (iii) any Shares that are forfeited, cancelled, expired, terminated or otherwise lapsed or settled in cash, in whole or in part, without the delivery of Shares under the 2016 Plan as set forth in Section 19(b). Shares underlying Substitute Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.

(b)If any Award is forfeited, cancelled, expires, terminates or otherwise lapses or is settled in cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Award shall again be available for grant under the Plan. Any Shares withheld in respect of taxes relating to any Full-Value Award shall also become available for issuance under the Plan. For the avoidance of doubt, the following Shares underlying any Award will not again become available for issuance under the Plan: (i) Shares withheld in payment of the exercise price of an Option or SAR (or the exercise price of an option or stock appreciation right granted under the 2016 Plan), (ii) Shares withheld to satisfy any tax withholding obligation with respect to an Option or SAR (or an option or stock appreciation granted under the 2016 Plan), (iii) Shares repurchased by the Company with proceeds received from the exercise of an Option (or the exercise price of an option granted under the 2016 Plan), and (iv) Shares subject to a SAR (or a stock appreciation right granted under the 2016 Plan) that are not issued in connection with the share settlement of that SAR (or stock appreciation right granted under the 2016 Plan) upon its exercise.
(c)In the event that the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 20 and applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of:
(i)the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Section 5(a) and Section 5(f);
(ii)the number and type of Shares (or other securities) subject to outstanding Awards;
(iii)the grant, acquisition, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and
(iv)the terms and conditions of any outstanding Awards, including the performance criteria of any Performance Awards;
provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
(d)Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.
(e)A Participant who is a non-employee Director may not receive compensation for any calendar year in excess of $750,000 in the aggregate, including cash payments and Awards.
(f)Subject to adjustment as provided in Section 5(c)(i), any of the Shares provided for under Section 5(a)(i) may be designated as Incentive Stock Options.
Section 6.Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)The exercise price per Share under an Option shall be determined by the Committee at the time of grant; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(b)The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option. The Committee shall determine the time or times at which an Option becomes vested and exercisable in whole or in part.
(c)The Committee shall determine the methods by which, and the forms in which payment of the exercise price with respect thereto may be made or deemed to have been made, including cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(d)To the extent an Option is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the Option shall be deemed automatically exercised immediately before its expiration.
(e)No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options (except as provided under Section 5(c)).
(f)The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424(a) of the Code). Notwithstanding any designation as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s incentive stock options that become exercisable for the first time during any calendar year exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options. For purposes of the foregoing, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date of the grant of such Option. No Incentive Stock Options may be issued more than ten years following the earlier of (i) the date of adoption or (ii) the most recent date of approval of the Plan by the shareholders of the Company.
Section 7.Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.
(b)The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.
(c)The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR. The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.
(d)Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise or hurdle price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.
(e)To the extent a SAR is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the SAR shall be deemed automatically exercised immediately before its expiration.
(f)No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs (except as provided under Section 5(c)).
Section 8.Restricted Stock. The Committee is authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)The Award Agreement shall specify the vesting schedule.
(b)Awards of Restricted Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c)Subject to the restrictions set forth in the applicable Award Agreement, a Participant generally shall have the rights and privileges of a shareholder with respect to Awards of Restricted Stock, including the right to vote such Shares of Restricted Stock and the right to receive dividends; provided, that, for the avoidance of doubt, any such dividends shall be subject to the restrictions set forth in the applicable Award Agreement, and such restrictions shall not lapse unless and until such restrictions have lapsed for such underlying Award of Restricted Stock.

(d)The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividends or other distributions credited on Awards of Restricted Stock prior to vesting be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividends or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.
(e)Any Award of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
(f)The Committee may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, such Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.
Section 9.RSUs. The Committee is authorized to grant Awards of RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)The Award Agreement shall specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date).
(b)Awards of RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c)An RSU shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such RSU, such as the right to vote or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such RSU; provided, that, for the avoidance of doubt, any dividend equivalents issued with respect to any RSU shall be subject to the same vesting conditions set forth in the applicable Award Agreement, and such dividend equivalent shall not vest unless and until such vesting conditions for the underlying RSU have been satisfied.
(d)The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend equivalents or other distributions credited on Awards of RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividend equivalents or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as such Awards.
(e)Shares delivered upon the vesting and settlement of an RSU Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
(f)The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.
Section 10.Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)Performance Awards may be denominated as a cash amount, number of Shares or units or a combination thereof and are Awards that may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant to a Participant or the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

(b)Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis, with respect to one or more business units, divisions, Subsidiaries or business segments, or on an individual basis. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable such that it does not provide any undue enrichment or harm. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
(c)Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Committee.
(d)A Performance Award shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such Performance Award, such as the right to vote (except as relates to Restricted Stock) or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such Performance Award. The Committee, in its sole discretion, may provide that a Performance Award shall convey the right to receive dividend equivalents on the Shares subject to such Performance Award with respect to any dividends declared during the period that such Performance Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the settlement date of the Performance Award, subject to the Participant’s earning of the Shares with respect to which such dividend equivalents are paid upon achievement or satisfaction of performance conditions specified by the Committee. Shares delivered upon the vesting and settlement of a Performance Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, no dividend equivalent rights shall be provided with respect to any Shares subject to Performance Awards that are not earned or otherwise do not vest or settle pursuant to the terms of such underlying Performance Award, and no Shares, cash or other property distributed as a dividend or otherwise with respect to such Performance Award as to which the restrictions have not yet lapsed (and/or performance goals have not been satisfied) shall be accumulated or credited, and shall be subject to the same restrictions and risk of forfeiture as such Performance Award and shall not be paid unless and until the underlying Performance Award vests.
(e)The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.
Section 11.Other Cash-Based Awards and Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan) and Other Stock-Based Awards. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine; provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right. For the avoidance of doubt, no dividend equivalent rights shall be provided with respect to any Other Stock-Based Awards that are not earned or otherwise do not vest or settle pursuant to the terms of such underlying Other Stock-Based Award, and no Shares, cash or other property distributed as a dividend or otherwise with respect to such Other Stock-Based Award as to which the restrictions have not yet lapsed shall be accumulated or credited, and shall be subject to the same restrictions and risk of forfeiture as such Other Stock-Based Award and shall not be paid unless and until the underlying Other Stock-Based Award vests.
Section 12.Effect of Termination of Service or a Change in Control on Awards.
(a)Unless otherwise provided for by the Committee in any applicable Award Agreement, or as it may determine in any individual case, upon a Participant’s Termination of Service, any unvested portion of an Award will be forfeited without any consideration to be paid to the Participant.
(b)Subject to the last sentence of Section 2(mm), the Committee may determine, in its discretion, whether, and the extent to which, (i) an Award will vest during a leave of absence, (ii) a reduction in service level (for example, from full-time to part-time employment) will cause a reduction, or other change, to an Award and (iii) a leave of absence or reduction in service will be deemed a Termination of Service.

(c)In the event of a Change in Control, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards:
(i)continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving entity or its parent;
(ii)substitution or replacement of such Award by the successor or surviving entity or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto);
(iii)acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or SAR Award, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or SAR Award without payment of any consideration therefor to the extent such Award is not timely exercised), in each case, either (A) immediately prior to or as of the date of the Change in Control, (B) upon a Participant’s involuntary Termination of Service (including upon a termination of the Participant’s employment by the Company (or a successor corporation or its parent) without Cause, by a Participant for “good reason” and/or due to a Participant’s death or Disability, as such terms may be defined in the applicable Award Agreement and/or a Participant’s Service Agreement, as the case may be) on or within a specified period following the Change in Control or (C) upon the failure of the successor or surviving entity (or its parent) to continue or assume such Award;
(iv) in the case of a Performance Award, determination of the level of attainment of the applicable performance condition(s); and
(v)cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Committee in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion; provided that, in the case of an Option or SAR Award, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR Award is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SAR Awards for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code.
Section 13.General Provisions Applicable to Awards.
(a)Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.
(b)Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c)Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d)Except as may be permitted by the Committee or as specifically provided in an Award Agreement,  no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant other than by will, pursuant to the laws of descent and distribution, by order of any court of competent jurisdiction, including, without limitation, with respect to any domestic relations order or divorce decree, or pursuant to Section 13(e) and  during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 13(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
(e)A Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.
(f)All certificates, if any, for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(g)The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Committee’s satisfaction, (ii) as determined by the Committee, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws, stock market or exchange rules and regulations or accounting or tax rules and regulations and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Committee deems necessary or appropriate to satisfy any applicable laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Committee determines is necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
(h)The Committee may impose restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion, which such restrictions may be set forth in any applicable Award Agreement or otherwise.
Section 14.Amendments and Terminations.
(a)Amendment or Termination of the Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without  shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or  subject to Section 5(c) and Section 12, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary or desirable to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
(b)Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.

(c)Terms of Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted (including by substituting another Award of the same or a different type), prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(c) and Section 12, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan or Award to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(d)No Repricing. Except as provided in Section 5(c), the Committee may not, without shareholder approval, seek to effect any re-pricing of any previously granted “underwater” Option, SAR or similar Award by: (i) amending or modifying the terms of the Option, SAR or similar Award to lower the exercise price; (ii) cancelling the underwater Option, SAR or similar Award and granting either (A) replacement Options, SARs or similar Awards having a lower exercise price or (B)  Restricted Shares, RSUs, Performance Awards or Other Share-Based Awards in exchange; or (iii) cancelling or repurchasing the underwater Options, SARs or similar Awards for cash or other securities. An Option, SAR or similar Award will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.
Section 15.Miscellaneous.
(a)No Employee, Consultant, non-employee Director, Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
(b)The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or any applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding on the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.
(c)No payment pursuant to the Plan shall be taken into account in determining any benefits under any severance, pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
(d)Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.
(e)The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary to satisfy all obligations for the payment of such taxes and, unless otherwise determined by the Committee in its discretion, to the extent such withholding would not result in liability classification of such Award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10.
(f)If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(g)Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(h)No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(i)Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.
Section 16.Effective Date of the Plan. The Plan shall be effective as of the Effective Date.
Section 17.Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of  the 10-year anniversary of the Effective Date;  the maximum number of Shares available for issuance under the Plan have been issued; or  the Board terminates the Plan in accordance with Section 14(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
Section 18.Cancellation or “Clawback” of Awards.
(a)The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Agreement) or remain in effect, depending on the outcome), violation of material policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
(b)The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.
Section 19.Predecessor Plans.
(a)Following the Effective Date, no additional Awards may be granted under the 2016 Plan; provided that the Committee may continue to grant Awards under the 2016 Plan through the Effective Date, including the Effective Date. All Awards granted after the Effective Date shall be subject to the terms of this Plan.
(b)Any Shares remaining available for future issuance under the 2016 Plan as of the Effective Date shall not be available under the 2016 Plan as of the Effective Date and shall instead be available for issuance under this Plan as set forth in Section 5(a). To the extent any Award granted under the 2016 Plan terminates, expires, is cancelled, forfeited, or lapses for any reason, and any Shares granted pursuant to such Award would otherwise have become eligible to grant again under the 2016 Plan, such Shares will instead be issuable under this Plan.
(c)From and after the Effective Date, all outstanding stock awards granted under the Predecessor Plans shall remain subject to the terms and conditions of the Predecessor Plans.

Section 20.Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.
Section 21.Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).
Section 22.Data Protection. In connection with the Plan, the Company may need to process Personal Data provided by the Participant to the Company or its Affiliates, third party service providers or others acting on the Company’s behalf. Examples of such Personal Data may include, without limitation, the Participant’s name, account information, social security number, tax number and contact information. The Company may process such Personal Data in its legitimate business interests for all purposes relating to the operation and performance of the Plan, including but not limited to
(a)administering and maintaining Participant records;
(b)providing the services described in the Plan;
(c)providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which such Participant works; and
(d)responding to public authorities, court orders and legal investigations, as applicable.
The Company may share the Participant’s Personal Data with (i) Affiliates, (ii) trustees of any employee benefit trust, (iii) registrars, (iv) brokers, (v) third party administrators of the Plan, (vi) third party service providers acting on the Company’s behalf to provide the services described above or (vii) regulators and others, as required by law.
If necessary, the Company may transfer the Participant’s Personal Data to any of the parties mentioned above in a country or territory that may not provide the same protection for the information as the Participant’s home country. Any transfer of the Participant’s Personal Data to recipients in a third country will be made subject to appropriate safeguards or applicable derogations provided for under applicable law. Further information on those safeguards or derogations can be obtained through, and other questions regarding this Section 23 may be directed to, the contact set forth in the Employee Privacy Notice (the “Employee Privacy Notice”) that previously has been provided by the Company or its applicable Affiliate to the Participant. The terms set forth in this Section 23 are supplementary to the terms set forth in the Employee Privacy Notice (which, among other things, further describes the rights of the Participant with respect to the Participant’s Personal Data); provided that, in the event of any conflict between the terms of this Section 23 and the terms of the Employee Privacy Notice, the terms of this Section 23 shall govern and control in relation to the Plan and any Personal Data of the Participant to the extent collected in connection therewith.
The Company will keep Personal Data collected in connection with the Plan for as long as necessary to operate the Plan or as necessary to comply with any legal or regulatory requirements.
Section 23.Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

Integer® VOTE

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Your vote matters – here's how to vote!

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2021 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 AND 4.

	For	Withhold		For	Withhold		For	Withhold
01 - Sheila Antrum	☐	☐	02 - Pamela G. Bailey	☐	☐	03 - Cheryl C. Capps	☐	☐
04 - Joseph W. Dziedzic	☐	☐	05 - James F. Hinrichs	☐	☐	06 - Jean Hobby	☐	☐
07 - Tyrone Jeffers	☐	☐	08 - M. Craig Maxwell	☐	☐	09 - Filippo Passerini	☐	☐
10 - Bill R. Sanford	☐	☐	11 - Donald J. Spence	☐	☐	12 - William B. Summers, Jr.	☐	☐

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2021 Annual Meeting Admission Ticket

2021 Annual Meeting of Integer Holdings Corporation Stockholders

May 19, 2021, 8:30a.m. Central Daylight Time
5830 Granite Parkway, Suite 1150
Plano, Texas 75024

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Integer Holdings Corporation

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited on Behalf of the Board of Directors for Annual Meeting — May 19, 2021

The undersigned hereby appoint(s) Jason K. Garland and Elizabeth K. Giddens, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned at the Annual Meeting of Stockholders of Integer Holdings Corporation to be held at 8:30 a.m. Central Daylight Time on May 19, 2021 at the company's global headquarters at 5830 Granite Parkway, Suite 1150, Plano, Texas, 75024, and at any adjournment, upon matters described in the Proxy Statement furnished with this proxy card and all other subjects that may properly come before the meeting.

IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT FURNISHED WITH THIS PROXY CARD, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, FOR THE APPROVAL OF THE COMPENSATION OF INTEGER HOLDINGS CORPORATION'S NAMED EXECUTIVE OFFICERS, FOR THE APPROVAL OF THE ADOPTION OF THE INTEGER HOLDINGS CORPORATION 2021 OMNIBUS INCENTIVE PLAN AND AT THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

(Continued and to be marked, dated and signed, on the other side)

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